Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6

Dated as of June 14, 2021

to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 28, 2019

THIS AMENDMENT NO. 6 (this “Amendment”) is made as of June 14, 2021 (the “Effective Date”) by and among (i) Hillenbrand, Inc. (the “Company”), (ii) the parties identified as Subsidiary Borrowers on the signature pages hereof (each a “Subsidiary Borrower” and, collectively with the Company, the “Borrowers”), (iii) the Lenders party hereto (the “Lenders”) and (iv) JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Third Amended and Restated Credit Agreement dated as of August 28, 2019 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that the requisite Lenders agree to make certain modifications to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.                   Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”), the parties hereto agree that the Credit Agreement (including the Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

2.                   Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, each of the Lenders, each Issuing Bank, the Swingline Lender and the Administrative Agent.

(b) The Administrative Agent shall have received counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Subsidiary Guarantors.

(c) The Administrative Agent shall have received for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee in an amount equal to the amount previously disclosed to the Lenders.

(d) The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, reasonable and documented fees and expenses of counsel for the Administrative Agent) in accordance with the Loan Documents.

3.                   Representations and Warranties of the Borrowers. Each Borrower for itself hereby represents and warrants as follows:

(a) This Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect is true and correct in all respects) (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct as of such earlier date).

4.                   Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b) Except as specifically amended above, each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment shall be a Loan Document.

5.                   Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.                   Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

2

7.                   Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HILLENBRAND, INC.,
as the Company

By	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Vice President and Treasurer

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement
(Hillenbrand, Inc., et al.)

Hillenbrand Luxembourg INC.,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Treasurer

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement
(Hillenbrand, Inc., et al.)

COPERION K-Tron (Schweiz) GmbH,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Authorized Signatory

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement
(Hillenbrand, Inc., et al.)

Hillenbrand Switzerland GmbH,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Chairman of the Board of Managing Officers

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement
(Hillenbrand, Inc., et al.)

Batesville Canada ULC,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Treasurer

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

Rotex Europe Ltd,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Authorized Signatory

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

COPERION GMBH,
as a Subsidiary Borrower

By	/s/ Ulrich Bartel
Name: Ulrich Bartel
Title: Geschäftsführer

By	/s/ Stefan Rottke
Name: Stefan Rottke
Title: Geschäftsführer

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

HILLENBRAND GERMANY HOLDING GMBH,
as a Subsidiary Borrower

By	/s/ Kimberly Karen Ryan
Name: Kimberly Karen Ryan
Title: Managing Director

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By	/s/ Christopher A. Salek
Name: Christopher A. Salek
Title: Executive Director

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as an Issuing Bank

By	/s/ Kyle Lacey
Name: Kyle Lacey
Title: Senior Vice President

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

CITIZENS BANK, N.A., individually as a Lender and as an Issuing Bank

By	/s/ André A. Nazareth
Name: André A. Nazareth
Title: Senior Vice President

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

BMO HARRIS FINANCING, INC., individually as a Lender and as an Issuing Bank

By	/s/ Jennifer Wolter
Name: Jennifer Wolter
Title: Director

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

HSBC BANK USA, NATIONAL ASSOCIATION, individually as a Lender and as an Issuing Bank

By	/s/ Kyle Patterson
Name: Kyle Patterson
Title: Senior Vice President

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

PNC BANK, NATIONAL ASSOCIATION, individually as a Lender and as an Issuing Bank

By	/s/ David C. Beckett
Name: David C. Beckett
Title: Senior Vice President

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender and as an Issuing Bank

By	/s/ Terrence J. Ward
Name: Terrence J. Ward
Title: Senior Vice President

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By	/s/ Jun Ashley
Name: Jun Ashley
Title: Director

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

TRUIST BANK, as a Lender

By	/s/ Katherine Bass
Name: Katherine Bass
Title: Director

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

COMMERZBANK AG, NEW YORK BRANCH, as a Lender

By	/s/ Matthew Ward
Name: Matthew Ward
Title: Managing Director

By	/s/ Jack Deegan
Name: Jack Deegan
Title: Director

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Will Batchelor
Name: Will Batchelor
Title: Vice President

Signature Page to Amendment No. 6 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

EXHIBIT A

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 6 to the Third Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 28, 2019, by and among Hillenbrand, Inc. (the “Company”), the Subsidiary Borrowers (collectively with the Company, the “Borrowers”), the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 6 is dated as of June 14, 2021 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

This Consent and Reaffirmation shall be construed in accordance with and governed by the law of the State of New York. This Consent and Reaffirmation may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Consent and Reaffirmation by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Consent and Reaffirmation.

Dated June 14, 2021

[Signature Page Follows]

       IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

BATESVILLE SERVICES, INC.		BATESVILLE CASKET COMPANY, INC.

By:	/s/ Theodore S. Haddad, Jr.	By:	/s/ Theodore S. Haddad, Jr .
Name: Theodore S. Haddad, Jr. Title: Vice President and Treasurer		Name: Theodore S. Haddad, Jr. Title: Vice President and Treasurer

MILACRON PLASTICS TECHNOLOGIES GROUP LLC		PROCESS EQUIPMENT GROUP, INC.

By:	/s/ Theodore S. Haddad, Jr.	By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.		Name: Theodore S. Haddad, Jr.
Title: Treasurer		Title: Treasurer

K-TRON INVESTMENT CO.		MILACRON MARKETING COMPANY LLC

By:	/s/ Theodore S. Haddad, Jr.	By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr. Title: Assistant Treasurer		Name: Theodore S. Haddad Jr. Title: Treasurer

MILACRON LLC		HILLENBRAND LUXEMBOURG INC.

By:	/s/ Theodore S. Haddad, Jr.	By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.		Name: Theodore S. Haddad, Jr.
Title: Treasurer		Title: Treasurer

Signature Page to Consent and Reaffirmation to Amendment No. 4 to

Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

ANNEX A

Attached

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

August 28, 2019

among

HILLENBRAND, INC.

HILLENBRAND LUXEMBOURG ~~S.À R.L~~INC.,
COPERION K-TRON (SCHWEIZ) GMBH,
HILLENBRAND SWITZERLAND GMBH,
BATESVILLE CANADA ~~LTD.~~ULC,
~~JEFFREY RADER CANADA COMPANY,~~
ROTEX EUROPE LTD,
COPERION GMBH and
HILLENBRAND GERMANY HOLDING GMBH

The other Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

CITIZENS BANK, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

and

BMO HARRIS FINANCING, INC.,
HSBC BANK USA, NATIONAL ASSOCIATION,
PNC BANK, NATIONAL ASSOCIATION,
SUMITOMO MITSUI BANKING CORPORATION and
U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,
CITIZENS BANK, N.A. and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Joint Lead Arrangers

Table Of Contents
Page
ARTICLE I Definitions		2

SECTION 1.01.	DEFINED TERMS	2
SECTION 1.02.	CLASSIFICATION OF LOANS AND BORROWINGS	~~40~~51
SECTION 1.03.	TERMS GENERALLY	~~40~~51
SECTION 1.04.	ACCOUNTING TERMS; GAAP; PRO FORMA CALCULATIONS	~~40~~51
SECTION 1.05.	AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENT	~~41~~52
SECTION 1.06.	INTEREST RATES; LIBOR NOTIFICATION	~~42~~53
SECTION 1.07.	DIVISIONS	~~42~~54
SECTION 1.08.	CERTAIN CALCULATIONS	~~42~~54
SECTION 1.09.	LUXEMBOURG TERMS	~~43~~54
SECTION 1.10.	EXCHANGE RATES; CURRENCY EQUIVALENTS	54

ARTICLE II The Credits		~~43~~55

SECTION 2.01.	COMMITMENTS	~~43~~55
SECTION 2.02.	LOANS AND BORROWINGS	~~44~~55
SECTION 2.03.	REQUESTS FOR BORROWINGS	~~45~~56
SECTION 2.04.	DETERMINATION OF DOLLAR AMOUNTS	~~45~~57
SECTION 2.05.	SWINGLINE LOANS	~~46~~57
SECTION 2.06.	LETTERS OF CREDIT	~~48~~59
SECTION 2.07.	FUNDING OF BORROWINGS	~~54~~65
SECTION 2.08.	INTEREST ELECTIONS	~~54~~66
SECTION 2.09.	TERMINATION AND REDUCTION OF COMMITMENTS	~~56~~67
SECTION 2.10.	REPAYMENT AND AMORTIZATION OF LOANS; EVIDENCE OF DEBT	~~57~~68
SECTION 2.11.	PREPAYMENT OF LOANS	~~58~~69
SECTION 2.12.	FEES	~~59~~70
SECTION 2.13.	INTEREST	~~61~~72
SECTION 2.14.	ALTERNATE RATE OF INTEREST	~~63~~74
SECTION 2.15.	INCREASED COSTS	~~65~~75
SECTION 2.16.	BREAK FUNDING PAYMENTS	~~66~~76
SECTION 2.17.	TAXES	~~67~~77
SECTION 2.18.	PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET OFFS	~~75~~85
SECTION 2.19.	MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	~~77~~87
SECTION 2.20.	EXPANSION OPTION	~~78~~88
SECTION 2.21.	[INTENTIONALLY OMITTED]	~~80~~90
SECTION 2.22.	JUDGMENT CURRENCY	~~80~~90
SECTION 2.23.	DESIGNATION OF SUBSIDIARY BORROWERS	~~80~~90
SECTION 2.24.	DEFAULTING LENDERS	~~81~~91
SECTION 2.25.	EXTENSION OF MATURITY DATE	~~83~~92

ARTICLE III Representations and Warranties		~~84~~94

SECTION 3.01.	ORGANIZATION; POWERS; SUBSIDIARIES	~~85~~94
SECTION 3.02.	AUTHORIZATION; ENFORCEABILITY	~~85~~95
SECTION 3.03.	GOVERNMENTAL APPROVALS; NO CONFLICTS	~~85~~95
SECTION 3.04.	FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE	~~85~~95
SECTION 3.05.	PROPERTIES	~~85~~95
SECTION 3.06.	LITIGATION, ENVIRONMENTAL AND LABOR MATTERS	~~86~~95

Table Of Contents (continued)
Page
SECTION 3.07.	COMPLIANCE WITH LAWS	~~86~~96
SECTION 3.08.	INVESTMENT COMPANY STATUS	~~86~~96
SECTION 3.09.	TAXES	~~86~~96
SECTION 3.10.	ERISA	~~86~~96
SECTION 3.11.	DISCLOSURE	~~87~~96
SECTION 3.12.	FEDERAL RESERVE REGULATIONS	~~87~~97
SECTION 3.13.	NO DEFAULT	~~87~~97
SECTION 3.14.	ANTI-CORRUPTION LAWS AND SANCTIONS	~~87~~97
SECTION 3.15.	~~EEA~~AFFECTED FINANCIAL INSTITUTIONS	~~87~~97
SECTION 3.16.	SOLVENCY	~~87~~97

ARTICLE IV Conditions		~~88~~98

SECTION 4.01.	EFFECTIVE DATE	~~88~~98
SECTION 4.02.	TERM LOAN FUNDING DATE	~~89~~99
SECTION 4.03.	EACH CREDIT EVENT	~~91~~101
SECTION 4.04.	DESIGNATION OF A SUBSIDIARY BORROWER	~~91~~101

ARTICLE V Affirmative Covenants		~~92~~102

SECTION 5.01.	FINANCIAL STATEMENTS AND OTHER INFORMATION	~~92~~102
SECTION 5.02.	NOTICES OF MATERIAL EVENTS	~~93~~103
SECTION 5.03.	EXISTENCE; CONDUCT OF BUSINESS	~~94~~104
SECTION 5.04.	PAYMENT OF TAX OBLIGATIONS	~~94~~104
SECTION 5.05.	MAINTENANCE OF PROPERTIES; INSURANCE	~~95~~104
SECTION 5.06.	BOOKS AND RECORDS; INSPECTION RIGHTS	~~95~~105
SECTION 5.07.	COMPLIANCE WITH LAWS	~~95~~105
SECTION 5.08.	USE OF PROCEEDS	~~96~~105
SECTION 5.09.	SUBSIDIARY GUARANTY	~~96~~106

ARTICLE VI Negative Covenants		~~96~~106

SECTION 6.01.	LIENS	~~96~~106
SECTION 6.02.	ACQUISITIONS	~~99~~109
SECTION 6.03.	INDEBTEDNESS	~~99~~109
SECTION 6.04.	FUNDAMENTAL CHANGES	~~101~~111
SECTION 6.05.	RESTRICTED PAYMENTS	~~102~~112
SECTION 6.06.	CHANGE IN NATURE OF BUSINESS	~~102~~113
SECTION 6.07.	[INTENTIONALLY OMITTED]	~~103~~113
SECTION 6.08.	BURDENSOME AGREEMENTS	~~103~~113
SECTION 6.09.	USE OF PROCEEDS	~~104~~114
SECTION 6.10.	FINANCIAL COVENANTS	~~104~~114

ARTICLE VII Events of Default		~~105~~115

ARTICLE VIII The Administrative Agent		~~108~~118

SECTION 8.01.	GENERAL MATTERS	~~108~~118
SECTION 8.02.	POSTING OF COMMUNICATIONS	~~111~~121

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Table Of Contents (continued)
Page
SECTION 8.03.	CERTAIN ERISA MATTERS	~~112~~123

ARTICLE IX Miscellaneous		~~113~~124

SECTION 9.01.	NOTICES	~~113~~124
SECTION 9.02.	WAIVERS; AMENDMENTS	~~115~~125
SECTION 9.03.	EXPENSES; INDEMNITY; DAMAGE WAIVER	~~117~~128
SECTION 9.04.	SUCCESSORS AND ASSIGNS	~~119~~130
SECTION 9.05.	SURVIVAL	~~123~~134
SECTION 9.06.	COUNTERPARTS; INTEGRATION; ELECTRONIC EXECUTION; EFFECTIVENESS	~~123~~134
SECTION 9.07.	SEVERABILITY	~~124~~135
SECTION 9.08.	RIGHT OF SETOFF	~~124~~135
SECTION 9.09.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~124~~136
SECTION 9.10.	WAIVER OF JURY TRIAL	~~125~~137
SECTION 9.11.	HEADINGS	~~126~~137
SECTION 9.12.	CONFIDENTIALITY	~~126~~137
SECTION 9.13.	USA PATRIOT ACT, ETC	~~127~~138
SECTION 9.14.	RELEASES OF SUBSIDIARY GUARANTORS	~~127~~139
SECTION 9.15.	INTEREST RATE LIMITATION	~~128~~139
SECTION 9.16.	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	~~128~~139
SECTION 9.17.	SEVERAL LIABILITY	~~129~~140
SECTION 9.18.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF ~~EEA~~AFFECTED FINANCIAL INSTITUTIONS	~~129~~140
SECTION 9.19.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	~~129~~141

ARTICLE X Company Guarantee		~~130~~141

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of August 28, 2019, among HILLENBRAND, INC., an Indiana corporation, HILLENBRAND LUXEMBOURG ~~S.À R.L., a private limited liability company (societe a responsabilite limitee) incorporated under the laws of Luxembourg, having its registered office at 15, Boulevard F.W. Raiffeisen, L 2411 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B16056~~INC., a Delaware corporation, COPERION K-TRON (SCHWEIZ) GMBH, a Swiss limited liability company, HILLENBRAND SWITZERLAND GMBH, a Swiss limited liability company, BATESVILLE CANADA ~~LTD., a Canadian corporation, JEFFREY RADER CANADA COMPANY, a~~ ULC, an unlimited company under the Companies Act (Nova Scotia ~~company~~), ROTEX EUROPE LTD, a private company limited by shares under the laws of England and Wales, COPERION GMBH, a German limited liability company, HILLENBRAND GERMANY HOLDING GMBH, a German limited liability company, the other SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITIZENS BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION as Co-Syndication Agents and BMO HARRIS FINANCING, INC., HSBC BANK USA, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, SUMITOMO MITSUI BANKING CORPORATION and U.S. BANK NATIONAL ASSOCIATION as Co-Documentation Agents.

WHEREAS, the Borrowers, certain of the Lenders and the Administrative Agent are currently party to that certain Second Amended and Restated Credit Agreement dated as of December 8, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the obligations under the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrowers and the other credit parties outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Borrowers and the Subsidiary Guarantors to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Commitment Lender” is defined in Section 2.25(d).

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.20.

~~“Adjusted Covenant Period” has the meaning assigned to such term in Section 6.10.~~

“Adjusted CDOR Rate” means, with respect to any Eurocurrency Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the CDOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a)  the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted TIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Swiss Francs, (v) Canadian Dollars, (vi) Japanese Yen and (vii) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available pursuant to the definition of “LIBO Rate” in the Administrative Agent’s reasonable determination (subject to the terms of Section 2.14) and (z) that is agreed to by the Administrative Agent and each of the Revolving Lenders.

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Airport Access and Use Agreement” means that certain Airport Access and Use Agreement dated on or about March 21, 2008 by and between Hill-Rom and Batesville Services.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 ~~hereof~~(for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than ~~1.75~~100%, such rate shall be deemed to be ~~1.75~~100% for purposes of this Agreement.

~~“Alternative Rate” has the meaning assigned to such terms in Section 2.14(a).~~

“Amendment No. 1 Effective Date” means October 8, 2019.

“Amendment No. 4 Effective Date” means May 19, 2020.

“Amendment No. 6 Effective Date” means June 14, 2021.

“Ancillary Document” has the meaning assigned to it in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable LC Sublimit” means, as of the Effective Date (i) with respect to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank under this Agreement, $28,600,000, (ii) with respect to Citizens Bank, N.A. in its capacity as an Issuing Bank under this Agreement, $28,600,000, (iii) with respect to Wells Fargo Bank, National Association in its capacity as an Issuing Bank under this Agreement, $28,600,000, (iv) with respect to PNC Bank, National Association in its capacity as an Issuing Bank under this Agreement, $28,600,000, (v) with respect to HSBC Bank USA, National Association in its capacity as an Issuing Bank under this Agreement,

$28,600,000, (vi) with respect to U.S. Bank National Association in its capacity as an Issuing Bank under this Agreement, $28,600,000, (vii) with respect to BMO Harris Financing, Inc. in its capacity as an Issuing Bank under this Agreement, $28,600,000 and (viii) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank (and any decrease in the Applicable LC Sublimit with respect to any Issuing Bank after any such increase in the Applicable LC Sublimit of such Issuing Bank so long as such decrease would not cause the Applicable LC Sublimit of such Issuing Bank to be less than its Applicable LC Sublimit as of the Effective Date) shall only require the consent of the Company, the Administrative Agent and such Issuing Bank).

“Applicable Maturity Date” has the meaning assigned to it in Section 2.25(a).

“Applicable Parties” has the meaning assigned to such term in Section 8.02(c).

“Applicable Payment Office” means, (a) in the case of a Canadian ~~Revolving Borrowing~~Swingline Loan, the Canadian Payment Office and (b) in the case of a Eurocurrency Borrowing (including for Designated Loans), the applicable Eurocurrency Payment Office.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); (b) with respect to the Term A-1 Loans, (i) at any time prior to the funding of the Term A-1 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s Term A-1 Loan Commitment and the denominator of which is the aggregate Term A-1 Loan Commitments of all Term A-1 Lenders and (ii) at any time after the funding of the Term A-1 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term A-1 Loans and the denominator of which is the aggregate outstanding principal amount of the Term A-1 Loans of all Term A-1 Lenders and (c) with respect to the Term A-2 Loans, (i) at any time prior to the funding of the Term A-2 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s Term A-2 Loan Commitment and the denominator of which is the aggregate Term A-2 Loan Commitments of all Term A-2 Lenders and (ii) at any time after the funding of the Term A-2 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term A-2 Loans and the denominator of which is the aggregate outstanding principal amount of the Term A-2 Loans of all Term A-2 Lenders.

“Applicable Rate” means:

(a) for any day, with respect to any Eurocurrency Revolving Loan, any ~~BA Equivalent Revolving Loan, any~~ ABR Revolving Loan, any Canadian Base Rate Loan, any RFR Revolving Loan,any CBR Revolving Loans or with respect to any Commercial Letter of Credit or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency/~~BA Equivalent~~RFR/CBR Revolving Spread”, “ABR/Canadian Base Rate ~~Revolving~~ Spread”, “Facility Fee Rate” or “Commercial Letter of Credit Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

Leverage Ratio:	Eurocurrency / ~~BA~~	ABR / Canadian	Commercial Letter of	Facility Fee Rate

		~~Equivalent~~RFR/ CBR Revolving Spread	Base Rate Revolving Spread	Credit Rate
Category 1:	< 1.00 to 1.00	0.90%	0%	0.6375%	0.10%
Category 2:	≥ 1.00 to 1.00 but < 1.50 to 1.00	1.00%	0%	0.7125%	0.125%
Category 3:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.10%	0.10%	0.7875%	0.15%
Category 4:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.175%	0.175%	0.84375%	0.20%
Category 5:	≥ 2.50 to 1.00 but < 3.00 to 1.00	1.275%	0.275%	0.90%	0.225%
Category 6:	≥ 3.00 to 1.00 ~~but < 4.00 to 1.00~~	~~1.70~~1.50%	~~0.70~~0.50%	1.30%	~~0.30~~0.25%
~~Category 7:~~	~~≥ 4.00 to 1.00 but < 4.50 to 1.00~~	~~1.775%~~	~~0.775%~~	~~1.40%~~	~~0.35%~~
~~Category 8:~~	~~≥ 4.50 to 1.00~~	~~1.975%~~	~~0.975%~~	~~1.65%~~	~~0.40%~~

(b) for any day, with respect to any Eurocurrency Term A-1 Loan or any ABR Term A-1 Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Term A-1 Loan Spread”, “ABR Term A-1 Loan Spread”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Term A-1 Loan Spread	ABR Term A-1 Loan Spread
Category 1:	< 1.00 to 1.00	1.00%	0%
Category 2:	≥ 1.00 to 1.00 but < 1.50 to 1.00	1.125%	0.125%
Category 3:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.25%	0.25%
Category 4:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.375%	0.375%
Category	≥ 2.50 to 1.00 but	1.50%	0.50%

5:	< 3.00 to 1.00
Category 6:	≥ 3.00 to 1.00 ~~but < 4.00 to 1.00~~	~~2.00~~1.75%	~~1.00~~0.75%
~~Category 7:~~	~~≥ 4.00 to 1.00 but < 4.50 to 1.00~~	~~2.125%~~	~~1.125%~~
~~Category 8:~~	~~≥ 4.50 to 1.00~~	~~2.375%~~	~~1.375%~~

(c) for any day, with respect to any Eurocurrency Term A-2 Loan or any ABR Term A-2 Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Term A-2 Loan Spread”, “ABR Term A-2 Loan Spread”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Term A-2 Loan Spread	ABR Term A-2 Loan Spread
Category 1:	< 1.00 to 1.00	0.875%	0%
Category 2:	≥ 1.00 to 1.00 but < 1.50 to 1.00	1.00%	0%
Category 3:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.125%	0.125%
Category 4:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.25%	0.25%
Category 5:	≥ 2.50 to 1.00 but < 3.00 to 1.00	1.375%	0.375%
Category 6:	≥ 3.00 to 1.00 ~~but < 4.00 to 1.00~~	~~1.875~~1.625%	~~0.875~~0.625%
~~Category 7:~~	~~≥ 4.00 to 1.00 but < 4.50 to 1.00~~	~~2.000%~~	~~1.00%~~
~~Category 8:~~	~~≥ 4.50 to 1.00~~	~~2.25%~~	~~1.25%~~

For purposes of the foregoing clauses (a), (b) and (c),

(i) if at any time the Company fails to deliver the Financials by the date the Financials are due pursuant to Section 5.01, Category ~~8~~6 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii)           adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change);

(iii)        notwithstanding the foregoing, Category 1 shall be deemed to be applicable from and after the Effective Date (or, solely with respect to Term A-2 Loans, from and after the Amendment No. 1 Effective Date) until the Administrative Agent’s receipt of the Financials for the Company’s fiscal year ending on or about September 30, 2019 and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs;

(iv)         notwithstanding the foregoing (including the immediately preceding clause (iii)), Category 6 shall be deemed to be applicable from and after the Term Loan Funding Date until the Administrative Agent’s receipt of the Financials for the Company’s first fiscal quarter ending after the Term Loan Funding Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs (i) and (ii); and

(v)          notwithstanding the foregoing, ~~it is understood and agreed that with respect to the Financials delivered by the Company for the fiscal quarter of the Company ending on June 30, 2020 and the fiscal year of the Company ending on September 30, 2020, to the extent that such Financials demonstrate that any of Category 6, Category 7, or Category 8 are applicable, then such Category shall be applicable, but to the extent that such Financials demonstrate that any of Category 1, Category 2, Category 3, Category 4 or Category 5 are applicable, then such Category shall not be applicable and instead Category 6 shall be deemed to be applicable.~~Category 3 shall be deemed to be applicable from the Amendment No. 6 Effective Date until the Administrative Agent’s receipt of the applicable Financials for the Company’s first fiscal quarter ending after the Amendment No. 6 Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.02(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means each of JPMorgan Chase Bank, N.A., Citizens Bank, N.A. and Wells Fargo Securities, LLC in its capacity as a joint bookrunner and a joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Auto Extension Letter of Credit” has the meaning assigned to such term in Section 2.06(c).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

~~“BA Equivalent”, when used in reference to any Loan or Borrowing, means that such Loan bears, or the Loans comprising such Borrowing bear, interest at a rate determined by reference to the BA Rate.~~

~~“BA Rate” means with respect to any Interest Period for any BA Equivalent Revolving Loan (a) in the case of any Lender named in Scheduled I of the Bank Act (Canada, the rate per annum determined by the Administrative Agent by reference to the average annual rate applicable to Canadian Dollar bankers’ acceptances having a term comparable to such Interest Period quoted on the Reuters Screen “CDOR Page” (or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) at 10:00 a.m. on the date of the commencement of such Interest Period (the “Canadian Dollar Offered Rate”) and (b) in the case of any other Lender, the sum of (A) the Canadian Dollar Offered Rate plus (B) 0.10%; provided that if the BA Rate is at any time less than 0.75%, the BA Rate shall be deemed to be 0.75% for the purposes of this Agreement. If such rates do not appear on the Reuters Screen at such time, the Canadian Dollar Offered Rate shall be the rate of interest determined by the Administrative Agent that is equal to the average (rounded upwards to the nearest 1/100 of 1%) quoted by the banks listed in Schedule I of the Bank Act (Canada) that are also Lenders in respect of Canadian Dollar bankers’ acceptances with a term comparable to such Interest Period.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

applicable to Canadian Dollar bankers’ acceptances having a term comparable to such Interest Period quoted on the Reuters Screen “CDOR Page” (or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) at 10:00 a.m. on the date of the commencement of such Interest Period (the “Canadian Dollar Offered Rate”) and (b) in the case of any other Lender, the sum of (A) the Canadian Dollar Offered Rate plus (B) 0.10%; provided that if the BA Rate is at any time less than

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Eurocurrency Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1)           in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)           in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)          the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a

LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)       for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)       the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)      for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)                in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)                in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

(3)                 in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.14(c); or

(4)                in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)                  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)                a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)                  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrower DTTP Filing” means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a) where it relates to a Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated on the signature page of that Lender, and

(i)where the Borrower is a Borrower on the date of this Agreement, is filed with HM Revenue & Customs within thirty (30) days of the date of this Agreement; or

(vi)         where the Borrower becomes a Borrower after the date of this Agreement, is filed with HM Revenue & Customs within thirty (30) days of the date on which that Borrower becomes a Borrower; or

(b) where it relates to a Treaty Lender that becomes a Lender after the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption or Augmenting Lender Supplement (as the case may be), and

(i)where the Borrower is a Borrower as at the date on which the relevant Lender becomes a Lender (“New Lender Date”), is filed with HM Revenue & Customs within thirty (30) days of that New Lender Date; or

(vii)       where the Borrower is not a Borrower as at the relevant New Lender Date, is filed with HM Revenue & Customs within thirty (30) days of the date on which that Borrower becomes a Borrower.

“Borrowing” means (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date to the same Borrower and, in the case of Eurocurrency Loans ~~or BA Equivalent Loans~~, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit B-1 or any other form approved by the Administrative Agent or the Swingline Lender, as applicable.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day)~~ on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~; provided that, (i) ~~when used in connection with a Canadian Revolving Loan or a Canadian Swingline Loan, the term “Business Day” shall also exclude any day on which banks are required or authorized by law to close in Toronto, Canada and (ii) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).~~in relation to Loans denominated in Pounds Sterling and in relation to the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (ii) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of TIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (iii) in relation to Loans denominated in euro and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (iv) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CDOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto and (v) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.

“Canadian Base Rate”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Borrower” means any Canadian Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

~~“Canadian Dollar Offered Rate” has the meaning assigned to such term in the definition of “BA Rate”.~~

“Canadian Dollars” or “Cdn.$” means the lawful currency of Canada.

“Canadian Payment Office” of the Administrative Agent means the office, branch, affiliate or correspondent bank of the Administrative Agent for Canadian ~~Revolving~~Swingline Loans as specified from time to time by the Administrative Agent to the Company and each Lender.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for 30 day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or ~~the~~ CDOR ~~Rate~~ shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR ~~Rate~~, respectively.

~~“Canadian Revolving Borrowing” means a Borrowing of Canadian Revolving Loans.~~

~~“Canadian Revolving Loan” means a Revolving Loan denominated in Canadian Dollars and made to a Canadian Borrower.~~

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.

“Canadian Swingline Loan” means a Loan made to a Canadian Borrower in Canadian Dollars pursuant to Section 2.05.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time, (d) Japanese Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time and (e) any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means for any Loan denominated in (a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the last five (5) RFR Business Days for which SONIA was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Pounds Sterling on the last RFR Business Day in such period, (b) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SARON for the last five (5) RFR Business Days for which SARON was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Swiss Francs on the last RFR Business Day in such period, (c) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the last five (5) Business

Days for which the EURIBO Rate was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of euro on the last Business Day in such period, (d) Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBO Rate for the last five (5) Business Days for which the TIBO Rate was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Japanese Yen on the last Business Day in such period, (e) Canadian Dollars, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the CDOR Rate for the last five (5) Business Days for which the CDOR Rate was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Canadian Dollars on the last Business Day in such period and (f) any other Foreign Currency determined after the Amendment No. 6 Effective Date, an adjustment as determined by the Administrative Agent in its reasonable discretion.

“CDOR” has the meaning assigned to such term in Section 1.06.

“CDOR Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Canadian Dollars and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the CDOR Screen Rate for the longest period (for which the CDOR Screen Rate is available for Canadian Dollars) that is shorter than the Impacted CDOR Rate Interest Period; and (b) the CDOR Screen Rate for the shortest period (for which the CDOR Screen Rate is available for Canadian Dollars) that exceeds the Impacted CDOR Rate Interest Period, in each case, at such time; provided that, if any CDOR Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“CDOR Rate” means, with respect to any Eurocurrency Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate at approximately 10:15 a.m., Toronto time, on the first day of such Interest Period; provided that, if the CDOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted CDOR Rate Interest Period”) with respect to Canadian Dollars then the CDOR Rate shall be the CDOR Interpolated Rate.

“CDOR Screen Rate” means, for ~~the relevant~~any day and time, with respect to any Eurocurrency Borrowing denominated in Canadian Dollars and for any Interest Period, the ~~Canadian deposit offered rate which, in turn means on any day the rate per annum~~annual rate of interest equal to the average rate ~~for~~applicable to Canadian dollar Canadian bankers’ acceptances for ~~a tenor equal in length to such Interest Period as displayed on~~the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such ~~Reuters~~ page or screen, on any successor or substitute page ~~on such~~or screen ~~or service~~ that displays such rate, or ~~other~~on the appropriate page of such other information service that publishes such rate ~~as shall be selected~~ from time to time ~~by the Administrative Agent in consultation with the Company), as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period; provided that (x) if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period at which a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) (~~, as selected by the Administrative Agent in c~~onsultation with the Company) is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term) and (y) if~~its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up). If the CDOR Screen Rate ~~is at any time~~as so determined would be less than ~~0.75%, the CDOR Screen Rate~~zero, such rate shall be deemed to be ~~0.75%~~zero for the purposes of this Agreement.

~~“Covenant Relief Period” means the period commencing on the Amendment No. 4 Effective Date and ending on January 1, 2022.~~

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)      a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.19.

“Credit Event” means a Borrowing, the issuance, amendment or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of such Lender’s Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day plus, in either case, the SONIA Adjustment and (ii) Swiss Francs, SARON for the day that is five (5) Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day plus, in either case, the SARON Adjustment and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems reasonably appropriate.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Foreign Holdco Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America (excluding any possession or territory thereof), substantially all of the assets of which consist of the Equity Interests (including Equity Interests held through entities disregarded from their owner for U.S. federal income tax purposes) of (and/or receivables or other amounts due from) one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of section 957 of the Code, so long as such Domestic Subsidiary (i) does not conduct any business or other activities other than the ownership of such Equity Interests and/or receivables and (ii) does not incur, and is not otherwise liable for, any Indebtedness (other than intercompany indebtedness permitted by Section 6.03(g)), in each case, other than immaterial assets and activities reasonably related or ancillary thereto.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America (excluding any possession or territory thereof) other than any Domestic Foreign Holdco Subsidiary.

“Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is the LIBO Rate, the occurrence of:

(1)         a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)          the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any written notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any written notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical or endangered status, within the meaning of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time; provided that, if any EURIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO Rate shall be the EURIBO Interpolated Rate.

“EURIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of such rate) for euro for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBOR” has the meaning assigned to such term in Section 1.06.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency” when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such

Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate (except when used with reference to any Eurocurrency Swingline Loan, in which case “Eurocurrency” means that such Loan bears interest at a rate determined by reference to the Eurocurrency Swingline Rate), the Adjusted EURIBO Rate, the Adjusted TIBO Rate or the Adjusted CDOR Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency (other than Canadian Dollars in respect of Canadian ~~Revolving Borrowings~~Swingline Loans) and each Designated Loan, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency or Designated Loan (as applicable) as specified from time to time by the Administrative Agent to the Company and each Lender.

“Eurocurrency Swingline Loan” means a Swingline Loan bearing interest at the Eurocurrency Swingline Rate (including, for the avoidance of doubt, a Designated Swingline Dollar Loan).

“Eurocurrency Swingline Rate” means the sum of (i) the percentage rate per annum which is equal to the rate (rounded upwards to four decimal places) at which overnight deposits in the relevant currency in an amount approximately equal to the amount with respect to which such rate is being determined would be offered by the Swingline Lender as of 11:00 a.m. Local Time on the day of the proposed Eurocurrency Swingline Loan in the London interbank market for such currency to major banks in such market (provided that, if such rate shall be less than ~~0.75%~~zero, such rate shall be deemed to be ~~0.75%~~zero for the purposes of this Agreement) plus (ii) the Applicable Rate for Eurocurrency Borrowings.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiary” means (i) any Domestic Foreign Holdco Subsidiary and (ii) any Domestic Subsidiary of the Company so long as (a) its acting as a Subsidiary Guarantor under this Agreement would violate any law, rule or regulation applicable to such Domestic Subsidiary or would be prohibited by any contractual restriction or obligation in effect on the Effective Date and applicable to such Domestic Subsidiary and (b) the Administrative Agent shall have received a certificate of a Financial Officer of the Company to the effect that, based on advice of outside counsel, such Domestic Subsidiary acting as a Subsidiary Guarantor under this Agreement would cause such a violation or would be so prohibited as described in the foregoing clause (a).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax

(or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (including a Participant treated as a Lender pursuant to Section 9.04(c)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) any Canadian federal withholding Taxes imposed on the payment as a result of having been made to a Recipient that, at the time of making such payment, (i) is a person with which a Loan Party does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)), or (ii) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder” (other than where the non-arm’s length relationship arises, or where the Recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, a Loan Document), (d) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the recitals hereof.

“Existing Letters of Credit” is defined in Section 2.06(a).

“Existing Loans” is defined in Section 2.01.

“Extended Maturity Date” is defined in Section 2.25(a).

“Extending Lender” is defined in Section 2.25(b).

“Extension Date” is defined in Section 2.25(a).

“Farm Agreement” means that certain Tenants in Common Agreement dated on or about March 21, 2008 between Hill-Rom Company, Inc., an Indiana corporation, and BCC JAWACDAH Holdings, LLC, an Indiana limited liability company.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 1.06.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as ~~the NYFRB~~ shall be set forth on ~~its public website~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate;

provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate, the EURIBO Rate, the TIBO Rate, the CDOR Rate or each Daily Simple RFR, as applicable.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means any Foreign Subsidiary that is also a Subsidiary Borrower.

“GAAP” means generally accepted accounting principles in the United States of America.

“German Borrower” means any German Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“German Insolvency Event” means:

(a)                   a German Borrower is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts when due (zahlungsunfähig) within the meaning of section 17 German Insolvency Code (Insolvenzordnung);

(b)                  a German Borrower is over-indebted (überschuldet) within the meaning of section 19 German Insolvency Code;

petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“Hillenbrand Family Group” means the descendants of John A. Hillenbrand and members of such descendants’ families and trusts for the benefit of such Persons.

“~~IBA~~Impacted CDOR Rate Interest Period” has the meaning assigned to such term in ~~Section 1.06~~the definition of “CDOR Rate”.

“Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBO Rate”.

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Impacted TIBO Interest Period” has the meaning assigned to such term in the definition of “~~LIBO~~TIBO Rate”.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, but only to the extent included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business or any earn-out obligations), (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (e) all obligations of such Person for unreimbursed payments made under letters of credit (including standby and commercial), bankers’ acceptances and bank guarantees, (f) all obligations in respect of capital leases of such Person, (g) (only for purposes of calculating Consolidated Indebtedness) net obligations of such Person under any Swap Agreement pertaining to interest rates and (h) all Guarantees of such Person in respect of any of the foregoing. For purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other limited liability entity) in which such person is a general partner or a joint venture, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Upon the defeasance or satisfaction and discharge of Indebtedness in accordance with the terms of such Indebtedness, such Indebtedness will cease to be “Indebtedness” hereunder (upon the giving or mailing of a notice of redemption and redemption funds being deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring such Indebtedness, or other substantially comparable processes).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Information Memorandum” means the lender presentation provided to the Lenders on July 15, 2019 relating to the Company and the Transactions.

“Initial Subsidiary Borrowers” means, collectively, Hillenbrand Luxembourg ~~S.à r.l., a Luxembourg private limited liability company,~~Inc., a Delaware corporation, Coperion K-Tron (Schweiz) GmbH, a Swiss limited liability company, Hillenbrand Switzerland GmbH, a Swiss limited liability company, Batesville Canada ~~Ltd., a Canadian corporation, Jeffrey Rader Canada Company, a~~ULC, an unlimited company under the Companies Act (Nova Scotia ~~company~~), Rotex Europe Ltd, a private company limited by shares under the laws of England and Wales, Coperion GmbH, a limited liability company organized under the laws of Germany, Hillenbrand Germany Holding GmbH, a limited liability company organized under the laws of Germany, and each an “Initial Subsidiary Borrower.”

“Insolvency Act 1986” means the Insolvency Act 1986 of the United Kingdom.

“Intangible Assets” means the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.

“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.10(b).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit B-2 or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one calendar month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such calendar month, then the last day of such calendar month) and the Maturity Date, (c) with respect to any Eurocurrency Loan (including a Eurocurrency Swingline Loan) ~~or BA Equivalent Loan~~, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency ~~Borrowing or BA Equivalent~~ Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest

Period and the Maturity Date and (~~c~~d) with respect to any Swingline Loan (other than a Eurocurrency Swingline Loan), the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means (a) with respect to any Eurocurrency Borrowing (other than a Swingline Loan) ~~or a BA Equivalent Borrowing~~, the period commencing on the date of such Borrowing and ending on the ~~day that is seven (7) days (such seven (7) day period solely in the case of a Eurocurrency Borrowing and not in the case of a BA Equivalent Borrowing) thereafter or the~~ numerically corresponding day in the calendar month that is one~~, two~~, three or six months (or, if acceptable to each Lender, ~~nine or~~ twelve months ~~or a period of less than one month (other than a seven (7) day period in the case of a Eurocurrency Borrowing)~~) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect and (b) with respect to any Eurocurrency Swingline Loan, the period commencing on the date of such Loan and ending on the date one (1) day or seven (7) days thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) ~~or a BA Equivalent Borrowing~~, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period pertaining to a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) ~~or BA Equivalent Borrowing~~ that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which the applicable Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement. When determining the rate for a period which is less than the shortest period for which the applicable Screen Rate is available, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select.~~

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Wells Fargo Bank, National Association, PNC Bank, National Association, HSBC Bank USA, National Association,

U.S. Bank National Association, BMO Harris Financing, Inc. and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; provided that, regardless of whether any such Affiliate of an Issuing Bank is acting as an Issuing Bank hereunder pursuant to this sentence, all voting and consent rights of an Issuing Bank shall be held by and exercised by the Lender that is an Issuing Bank (and not any Affiliate of such Lender that is acting as an Issuing Bank pursuant to this sentence).

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“Japanese Yen” means the lawful currency of Japan.

“Joint Ownership Agreements” means the four (4) Joint Ownership Agreements with respect to the joint ownership of the aircraft described therein, dated on or about March 21, 2008 by and among Hill-Rom and Batesville Services.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Notice Date” is defined in Section 2.25(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any Commercial Letter of Credit or Standby Letter of Credit.

“Leverage Ratio” has the meaning assigned to such term in Section 6.10(a).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for Dollars) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for Dollars) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to Dollars then the LIBO Rate shall be the LIBO Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to ~~(a)~~ any Eurocurrency Borrowing denominated in ~~any Agreed Currency (other than Canadian~~ Dollars~~)~~ and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for ~~such Agreed Currency~~Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion ~~(in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for the purposes of this Agreement and (b) any Eurocurrency Borrowing denominated in Canadian Dollars and for any applicable Interest Period, the CDOR Screen Rate on the Quotation Day for such currency and Interest Period; provided that, if the CDOR~~); provided that if the LIBO Screen Rate as so determined would be less than ~~0.75%~~zero, such rate shall be deemed to be ~~0.75% for purposes of this Agreement; provided further that if the relevant Screen Rate shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then such Screen Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than 0.75%, such rate shall be deemed to be 0.75%~~zero for the purposes of this Agreement. ~~It is understood and agreed that if in any instance the LIBO Rate cannot be determined pursuant to the~~

~~terms of this definition, Section 2.14 will govern how to determine the LIBO Rate (or an alternative rate of interest to be used in substitution for the LIBO Rate, as applicable) in such instance.~~

“LIBOR ~~Screen Rate~~” has the meaning assigned to such term in ~~the definition of “LIBO Rate”~~Section 1.06.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Conditionality Acquisition” means any acquisition by the Company or any Subsidiary (a) that is permitted by this Agreement and (b) for which the Company has determined, in good faith, that limited conditionality is reasonably necessary or advisable.

“Limited Conditionality Acquisition Agreement” means, with respect to any Limited Conditionality Acquisition, the definitive acquisition agreement, purchase agreement or similar agreement in respect thereof.

“Liquidity Amount” means, as of any date of determination, the lesser of (i) the sum of (a) 100% of the unrestricted and unencumbered cash and cash equivalents maintained by the Company and its Subsidiaries in the United States as of such date, plus (b) 70% of the unrestricted and unencumbered cash and cash equivalents maintained by the Company and its Subsidiaries outside of the United States as of such date and (ii) $100,000,000; provided however, that amounts calculated under this definition shall exclude any amounts that would not be considered “cash” or “cash equivalents” as recorded on the books of the Company or the applicable Subsidiary.

Notwithstanding the foregoing, the following change shall be automatically deemed to be made to the definition of “Liquidity Amount” on, and with effect as of, the date on which (1) changes that are the substantial equivalent of the following change is made to the corresponding provision of both the “LG Facility Agreement” and the “Shelf Agreement”, in each case as defined in the Company’s most recent applicable filings with the SEC and (2) the Administrative Agent shall have received from the Company an executed copy of each such amendment making such conforming change, in each case such amendment being confirmed by the Company in writing to be effective:

(I) the reference to “$100,000,000” appearing therein will be replaced with a reference to “$175,000,000” in its place.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Subsidiary Guaranty, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications and any and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered by a Loan Party to, or in favor of, the Administrative Agent or any Lenders. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.

the Company or any Subsidiary in respect of any Swap Agreement at any time shall be deemed to be the Swap Termination Value thereof as of such date.

“Material Subsidiary” means, as of any date of determination, each Subsidiary either (i) having (together with its subsidiaries) assets that constitute five percent (5%) or more of the Consolidated Total Assets of the Company and its Subsidiaries or (b) having (together with its Subsidiaries) revenues that constitute five percent (5%) or more of the Consolidated Revenues of the Company and its Subsidiaries, in each case as of the last day of the immediately preceding fiscal year of the Company for which annual financial statements are available.

“Maturity Date” means the Revolving Credit Maturity Date, the Term A-1 Loan Maturity Date or the Term A-2 Loan Maturity Date, as the context requires.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is contributing or has any obligation to contribute.

“Non-Consenting Lender” is defined in Section 9.02(d).

“Non-Extending Lender” is defined in Section 2.25(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and the other Loan Parties to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred, in each case, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any

Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Currency” is defined in Section 2.18(a).

“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(a)    a request by the Company to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Company, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and

(b)   the Administrative Agent, in its sole discretion, and the Company jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Commitment, Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on ~~its public website~~the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight ~~Foreign Currency~~ Rate” means, for any ~~amount payable~~day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, ~~the~~an overnight rate ~~of interest per annum as~~ determined by the Administrative Agent ~~at which overnight or weekend deposits in~~or the relevant ~~currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may reasonably determine) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings (in any such case, other than Excluded Taxes) imposed upon, or charged to, the Administrative Agent by~~

~~any relevant correspondent bank in respect of such amount in such relevant currency.~~ Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Party” means a party to this Agreement.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning assigned to such term in Section 8.01(j).

“Payment Notice” has the meaning assigned to such term in Section 8.01(j).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“PPSA” means the Personal Property Security Act or other personal property security legislation of the applicable Canadian province or provinces in respect of any Loan Party or any Subsidiary (including the Civil Code of the Province of Quebec) as all such legislation now exists or may from time to time to hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

(c)       a Treaty Lender; or

(ii) a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.

~~“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling or Canadian Dollars, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each ease, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).~~

“Recast Regulation” means the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

~~“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by at least two Reference Banks as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant Interest period, were it to do so by asking for and then accepting interbank offers in an amount approximately equal to the principal amount of the Eurocurrency Borrowing to which such Interest Period is to apply in that currency and for a period of time comparable to such Interest Period; provided that if the Reference Bank Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement. For the avoidance of doubt, the Reference Bank Rate shall be deemed to be unavailable unless rates are provided by at least two Reference Banks.~~

~~“Reference Banks” means such banks as may be appointed by the Administrative Agent and reasonably acceptable to the Company. No Lender shall be obligated to be a Reference Bank without its consent.~~

“Reference Period” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the LIBO Rate, 11:00 a.m., London time, on the day that is two (2) London banking days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is TIBO Rate, 11:00 a.m. Japan time two (2) Business Days preceding the date of such setting, (iv) if the RFR for such Benchmark is SONIA, then five (5) Business Days prior to such setting (v) if the RFR for such Benchmark is SARON, then five (5) Business Days prior to such setting or (vi) if such Benchmark is none of the LIBO Rate, the EURIBO Rate, the TIBO Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04.

“Related Indemnified Party” has the meaning assigned to such term in Section 9.03(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, advisors and agents of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Eurocurrency Borrowing denominated in Dollars, the LIBO Rate, (ii) with respect to any Eurocurrency Borrowing denominated in euro, the EURIBO Rate, (iii) with respect to any Eurocurrency Borrowing denominated in Japanese Yen, the TIBO Rate, (iv) with respect to any Eurocurrency Borrowing denominated in Canadian Dollars, the CDOR Rate or (v) with respect to any Borrowing denominated in Pounds Sterling or Swiss Francs, the applicable Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Eurocurrency Borrowing denominated in Dollars, the LIBO Screen Rate, (ii) with respect to any Eurocurrency Borrowing denominated in euro, the EURIBO Screen Rate, (iii) with respect to any Eurocurrency Borrowing denominated in Japanese Yen, the TIBO Screen Rate or (iv) with respect to any Eurocurrency Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, as applicable.

“Required Lenders” means, at any time, subject to Section 2.24, Lenders having Credit Exposures and unused Revolving Commitments, Term A-1 Loan Commitments and Term A-2 Loan Commitments representing more than 50% of the sum of the total Credit Exposures and unused Revolving Commitments, Term A-1 Loan Commitments and Term A-2 Loan Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Credit Maturity Date” means August 28, 2024, as may be extended pursuant to Section 2.25.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a).

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) Swiss Francs, SARON.

“RFR Administrator” means the SONIA Administrator or the SARON Administrator.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or the Swiss Confederation and/or its Directorate of International Law, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means any international economic sanctions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s

Treasury of the United Kingdom or (c) the Swiss Confederation and administered by its State Secretariat for Economic Affairs SECO and/or Directorate of International Law.

~~“Screen Rate” means the LIBOR Screen Rate or the CDOR Screen Rate, as applicable.~~

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“ SARON Adjustment” means, with respect to SARON, negative 0.0571% per annum.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Indebtedness” means Indebtedness issued by the Company or any Subsidiary pursuant to (i) an offering of debt securities in the capital markets registered under the Securities Act of

1933, as amended, or exempt therefrom in reliance upon Rule 144A thereunder or (ii) a private placement of debt securities by the Company or such Subsidiary directly to institutional investors.

“Specified Representations” means the representations and warranties set forth in Section 3.01 (solely as to the corporate existence, corporate power and authority of the Company to enter into and perform the Loan Documents), Section 3.02 (as it relates to the organizational power and authority of the Company to execute, deliver and perform its obligations under the Loan Documents), Section 3.03(b) (as it relates to the execution, delivery and performance by the Company of the Loan Documents), Section 3.08, Section 3.12, the third sentence of Section 3.14 and Section 3.16.

“Specified Senior Notes” means one or more series of senior unsecured debt securities of the Company issued to finance the Bengal Transactions.

“Specified Senior Notes Indebtedness” means Indebtedness in respect of the Specified Senior Notes.

“Specified Senior Notes Indenture” means that certain indenture and/or supplemental indenture pursuant to which the Specified Senior Notes will be issued.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Standby Letter of Credit” means an irrevocable letter of credit issued pursuant to this Agreement by an Issuing Bank pursuant to which such Issuing Bank agrees to make payments in an Agreed Currency for the account of the Company or any Subsidiary in respect of obligations of such Person incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the such Person is or proposes to become a party in the ordinary course of such Person’s business, including, but not limited to, for insurance purposes and in connection with lease transactions.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve~~, liquid asset, fees or similar requirements~~ percentage (including any marginal, special, emergency or supplemental reserves ~~or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans,~~) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, Adjusted EURIBO Rate, Adjusted TIBO Rate or Adjusted CDOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve~~, liquid asset, fee or similar~~ requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under ~~any applicable law, rule or regulation, including~~ Regulation D of the Board or any comparable regulation. The Statutory Reserve

Rate shall be adjusted automatically on and as of the effective date of any change in any reserve~~, liquid asset or similar requirement~~ percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (i) with respect to any financial statements and financial covenant calculations (including the defined terms used therein), any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, and (ii) for all other purposes of the Loan Documents, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the equity securities or other ownership interests having ordinary voting power for the election of directors or other governing body (other than equity securities or other ownership interests having such power only by reason of the happening of a contingency) are at the time beneficially owned (or, in the case of a Person which is treated as a consolidated subsidiary for accounting purposes, the management of which is otherwise controlled) directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Borrower” means (i) each Initial Subsidiary Borrower and (ii) any Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and, in each case, that has not ceased to be a Subsidiary Borrower pursuant to such Section 2.23.

“Subsidiary Guarantor” means each Material Domestic Subsidiary (other than Excluded Subsidiaries) and each other Domestic Subsidiary as may be designated by the Company, in each case that is party to the Subsidiary Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

“Subsidiary Guaranty” means that certain Second Amended and Restated Guaranty dated as of the Effective Date in the form of Exhibit G (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Supported QFC” has the meaning assigned to it in Section 9.19.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

premises, communication devices of its own and authority of decision making, all within the meaning of the Swiss Guidelines.

“Swiss Subsidiary” means any Subsidiary tax resident in Switzerland pursuant to Article 9 of the Swiss Federal Withholding Tax Act.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors (within the meaning of the Swiss Guidelines) under this Agreement which are not Swiss Qualifying Banks must not, at any time, exceed ten (10).

“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, of any Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed twenty (20); in each case in accordance with the meaning of the Swiss Guidelines.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer ~~(TARGET2)~~ payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system ~~(~~, if any~~)~~, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

~~“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.~~

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(i)       a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)       a partnership each member of which is:

(1)                a company so resident in the United Kingdom; or

(2)                a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(iii)       a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company.

“Tax Credit” means a credit against, relief of remission for or repayment of any UK Tax.

“Term A-2 Loan Funded Amount” has the meaning assigned to it in Section 2.10(a)(iii). “Term A-2 Loan Installment Date” has the meaning assigned to it in Section 2.10(a)(iii).

“Term A-2 Loan Maturity Date” means the date that occurs on the third anniversary of the Term Loan Funding Date, as may be extended pursuant to Section 2.25.

“Term A-2 Loans” means the term loans made by the Term A-2 Lenders to the Company pursuant to Section 2.01(c).

“Term Lender” means a Term A-1 Lender or a Term A-2 Lender or both, as the context requires, and “Term Lenders” means the Term A-1 Lenders and the Term A-2 Lenders collectively.

“Term Loan Availability Period” means (i) in respect of Term A-1 Loans, the period from and including the Effective Date and ending on the Term Loan Commitment Expiration Date and (ii) in respect of Term A-2 Loans, the period from and including the Amendment No. 1 Effective Date and ending on the Term Loan Commitment Expiration Date.

“Term Loan Commitment” means the Term A-1 Loan Commitment of a Lender or the Term A-2 Loan Commitment of a Lender, or both, as the context requires, and “Term Loan Commitments” means the Term A-1 Loan Commitments and the Term A-2 Loan Commitments collectively.

“Term Loan Commitment Expiration Date” means the earliest of (i) 5:00 p.m., New York City time, on the “End Date” (as defined in the Bengal Acquisition Agreement as in effect on July 12, 2019) as extended pursuant to Section 10.01(b)(i) of the Bengal Acquisition Agreement as in effect on July 12, 2019, (ii) the closing of the Bengal Acquisition with or without the use of any of the Term Loans under this Agreement, (iii) the public announcement of the abandonment of the Bengal Acquisition by the Company (or any of its Affiliates) and (iv) the termination of the Bengal Acquisition Agreement prior to closing of the Bengal Acquisition in accordance with the terms thereof.

“Term Loan Funding Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 4.02) and the Term Loans are funded.

“Term Loan Installment Date” means a Term A-1 Loan Installment Date or a Term A-2 Loan Installment Date or both, as the context requires.

“Term Loan Trigger Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 4.02).

“Term Loans” means the Term A-1 Loans and the Term A-2 Loans collectively.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b)

the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“TIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBO Screen Rate for the longest period (for which the TIBO Screen Rate is available for Japanese Yen) that is shorter than the Impacted TIBO Rate Interest Period; and (b) the TIBO Screen Rate for the shortest period (for which the TIBO Screen Rate is available for Japanese Yen) that exceeds the Impacted TIBO Rate Interest Period, in each case, at such time; provided that, if any TIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“TIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the TIBO Screen Rate at approximately 11:00 a.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the TIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIBO Rate Interest Period”) with respect to Japanese Yen then the TIBO Rate shall be the TIBO Interpolated Rate.

“TIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of such rate) for Japanese Yen for the relevant period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion). If the TIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“TIBOR” has the meaning assigned to such term in Section 1.06.

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Transactions” means (i) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (ii) the borrowing of Loans and other credit extensions, (iii) the use of the proceeds thereof, (iv) the issuance of Letters of Credit hereunder and (v) the Bengal Transactions.

“Treaty Lender” means a Lender which:

(i) is treated as a resident of a Treaty State for the purposes of a Treaty;

~~(ii)~~      does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

~~(iii)~~      meets all other conditions of the relevant Treaty for full exemption from the United Kingdom taxation on interest and other amounts which relate to the Lender (including, without limitation, its tax or other status, the manner in which or the period for which it holds any rights under this Agreement, the reasons or purposes for its acquisition of such rights and the nature of any arrangements by which it disposes of or otherwise turns to account such rights) under the Loan Documents. In this subclause (iii), “conditions” shall mean conditions relating to an entity’s eligibility for full exemption under the relevant Treaty and shall not be treated as including any procedural formalities that need to be satisfied in relation to that Treaty.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Adjusted CDOR Rate, the Daily Simple RFR, the Alternate Base Rate~~, the BA Rate~~ or the Canadian Prime Rate.

“UK Borrower” means any UK Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“UK Bank Levy” means the UK Tax known as the bank levy, introduced by the United Kingdom Finance Act 2011, in such form as it may be imposed and/or modified from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Insolvency Event” means:

(a)            a UK Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than any Credit Party under this Agreement) with a view to rescheduling any of its indebtedness. In this context, “unable to pay its debts” means that there are grounds on which such UK Relevant Entity would be deemed to be unable to pay its debts (as defined in Section 123(1) of the Insolvency Act 1986 of the United Kingdom) or on which a court would be satisfied that the value of such UK Relevant Entity’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities (as such term would be construed for the purposes of Section 123(2) of the Insolvency Act 1986);

(b)            a moratorium is declared in respect of any indebtedness of any UK Relevant Entity; provided that, if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by such moratorium;

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” mean the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“VAT” means:

(a)            any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)            any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Value Added Tax Act 1994” means the Value Added Tax Act 1994 of the United Kingdom.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall effect on July 27, 2012 until such election shall have been withdrawn or such provision amended in accordance herewith).

(b) Except as otherwise provided herein, all pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence, assumption or repayment of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence, assumption or repayment of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings unless permitted by Article 11 of Regulation S-X) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement pertaining to interest rates applicable to such Indebtedness).

SECTION 1.05.Amendment and Restatement of Existing Agreement. The parties to this Agreement agree that, on the Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Effective Date. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, on the Effective Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date and (e) the Company hereby agrees to compensate each applicable Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans (including the “Eurocurrency Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof.

SECTION 1.06. Interest Rates; LIBOR Notification. The interest rate on ~~Eurocurrency Loans~~a Loan denominated in ~~any~~an Agreed Currency ~~(other than Canadian Dollars) is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate~~may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. ~~In July 2017~~On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that~~, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public~~: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of ~~the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in~~LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.14(~~c~~b) ~~of this Agreement, such~~and Section 2.14(c) ~~provides~~provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.14(e), ~~in advance~~ of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the ~~London interbank offered rate~~Daily Simple RFR, LIBOR, EURIBOR or other rates in the definition of “LIBO Rate” (or “EURIBO Rate”, or “TIBO Rate”, or “CDOR Rate”, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof~~,~~ (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate~~, as it may or may not be adjusted pursuant to Section 2.14(c),~~ will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBO Rate, or the TIBO Rate, or

the CDOR Rate, as applicable) or have the same volume or liquidity as did LIBOR (or the ~~London~~euro interbank offered rate (“EURIBOR”), or the Tokyo interbank offered rate (“TIBOR”), or the Canadian Dollar offered rate (“CDOR”), as applicable) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any RFR, Daily Simple RFR or any rate with respect to Eurocurrency Loans, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.08. Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

SECTION 1.09.Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to a Loan Party incorporated under the laws of Luxembourg, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include any Luxembourg Insolvency Event; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); (f) a “set-off” includes, for purposes of Luxembourg law, legal set-off.

SECTION 1.10.           Exchange Rates; Currency Equivalents.

(a)       The Administrative Agent or the relevant Issuing Bank, as applicable, shall determine the Dollar Amount of Borrowings or Letters of Credit denominated in Foreign

Currencies. Such Dollar Amount shall become effective as of such Computation Date and shall be the Dollar Amount of such amounts until the next Computation Date to occur.

(b)       Except for purposes of (i) any determination under Article VI (other than Section 6.10) or calculating financial covenants hereunder, which shall, in each case, be as reasonably determined by the Company, (ii) Section 6.10, for which the applicable amount of any Agreed Currency (other than Dollars) shall be translated into Dollars at the currency exchange rates used in preparing the Company’s most recent annual and quarterly financial statements and (iii) or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the relevant Issuing Bank, as applicable.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Prior to the Effective Date, certain revolving loans were previously made to the Borrowers under the Existing Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding revolving loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrowers and each of the Lenders agree that on the Effective Date but subject to the reallocation and other transactions described in Section 1.05, the Existing Loans shall be re-evidenced as Revolving Loans under this Agreement, and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in, subject to Sections 2.04 and 2.11(b), (i) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, (b) each Term A1 Lender with a Term A-1 Loan Commitment (severally and not jointly) agrees to make a Term A-1 Loan to the Company in Dollars in a single drawing during the Term Loan Availability Period, in an amount equal to such Lender’s Term A-1 Loan Commitment, on the Term Loan Trigger Date by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent and (c) each Term A-2 Lender with a Term A-2 Loan Commitment (severally and not jointly) agrees to make a Term A-2 Loan to the Company in Dollars in a single drawing during the Term Loan Availability Period, in an amount equal to such Lender’s Term A-2 Loan Commitment, on the Term Loan Trigger Date by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. ~~Canadian Revolving Loans may only be made to (and may only be requested by or in respect of) a Canadian Borrower, and a Canadian Borrower may not request a Eurocurrency Loan denominated in Canadian Dollars (nor may the Company or any other Person request such a Eurocurrency Loan on behalf of a Canadian Borrower in Canadian Dollars) but, for the avoidance of doubt, a Canadian Borrower may request Eurocurrency Loans denominated in any Agreed Currency other than Canadian Dollars.~~ Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b)       Subject to Section 2.14, (i) each Revolving Borrowing ~~(other than a Canadian Revolving Borrowing)~~, Term A-1 Loan Borrowing and Term A-2 Loan Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or Eurocurrency Loans and (ii) in the case of Borrowings in any other Agreed Currency, entirely of Eurocurrency Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and no ABR Loan shall be made to a Designated Foreign Subsidiary Borrower~~,~~ and (ii) each Swingline Loan shall be (w) an ABR Loan in the case of a Swingline Loan denominated in Dollars (other than a Designated Swingline Dollar Loan), (x) a Eurocurrency Swingline Loan in the case of a Swingline Loan denominated in any Foreign Currency (for the avoidance of doubt, other than a Canadian Swingline Loan), (y) a Canadian Base Rate Loan in the case of a Canadian Swingline Loan or (z) a Eurocurrency Swingline Loan in the case of a Designated Swingline Dollar Loan~~, and (iii) each Canadian Revolving Borrowing shall be comprised entirely of BA Equivalent Loans~~. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16, 2.17 and 2.17A shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)        At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing and/or payment period for each RFR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY10,000,000 or (ii) a Foreign Currency other than Japanese Yen, 100,000 units of such currency) and not less than $1,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY100,000,000 or (ii) a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency)~~. At the commencement of each Interest Period for any BA Equivalent Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn.$100,000 and not less than Cdn.$1,000,000~~. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 (or, if such Swingline Loan is denominated in (i) Japanese Yen, JPY10,000,000 or (ii) a Foreign Currency other than Japanese Yen, 100,000 units of such currency) and not less than $100,000 (or, if such Swingline Loan is denominated in (i) Japanese Yen, JPY10,000,000 or (ii) a Foreign Currency other than Japanese Yen, 100,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty five (25) Eurocurrency Borrowings ~~and BA Equivalent~~or RFR Borrowings outstanding.

(d)       Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03.Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) ~~(i)~~ by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 3:00 p.m., ~~Local Time~~New York City time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in ~~Dollars or a BA Equivalent Borrowing) or (ii) by irrevocable written notice (via a written Borrowing Request signed by such Borrower, or the Company on its behalf)~~euro, Japanese Yen or Canadian Dollars, not later than 2:00 p.m., ~~Local Time~~New York City time, three (3) Business Days before the date of the proposed Borrowing and (iii) in the case of ~~a Eurocurrency~~an RFR Borrowing denominated in ~~a Foreign Currency) or~~Pounds Sterling or Swiss Francs, not later than 12:00 noon, New York City time, five (5) Business Days before the date of the proposed Borrowing or or (b) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower), not later than 1:30 p.m., Local Time, on the date of a proposed ABR Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)              the name of the applicable Borrower;

(ii)             the Agreed Currency and aggregate amount of the requested Borrowing;

(iii)           the date of such Borrowing, which shall be a Business Day;

(iv)         whether such Borrowing is to be an ABR Borrowing ~~or~~, a Eurocurrency Borrowing ~~(~~or~~, in the case of a Canadian Revolving~~ an RFR Borrowing~~, stating that such Borrowing is to be a BA Equivalent Borrowing)~~ and whether such Borrowing is a Revolving Borrowing, a Term A-1 Loan Borrowing or a Term A-2 Loan Borrowing;

(v)             in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)          in the case of a BA Equivalent Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)            ~~(vii)~~ the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then ~~(x)~~ in the case of a Borrowing denominated in Dollars (other than a Designated Loan), the requested Borrowing shall be an ABR Borrowing ~~and (y) in the case of a Canadian Revolving Borrowing, the requested Borrowing shall be a BA Equivalent Borrowing~~. If no Interest Period is specified with respect to any requested Eurocurrency ~~Revolving Borrowing or BA Equivalent~~ Revolving Borrowing, then the relevant

Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a)              (i) each Eurocurrency Borrowing ~~or Canadian Revolving Borrowing~~, on each of the following: (~~i~~x) the date of the making of such Loan and (~~ii~~y) each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement and (ii) each RFR Borrowing on the date of making such a Loan,

(b)             (i) each Eurocurrency Swingline Loan denominated in a Foreign Currency (for the avoidance of doubt, other than a Canadian Swingline Loan) as of the date one (1) Business Day prior to the date of the making of such Swingline Loan and (ii) each Canadian Swingline Loan on the date of the making of such Swingline Loan,

(c)            any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(d)           all outstanding Credit Events, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b), (c) and (d) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in any of the Agreed Currencies to any Borrower from time to time during the Revolving Credit Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not result in (i) the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $75,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Swingline Loans. Canadian Swingline Loans may only be made to (and may only be requested by or in respect of) a Canadian Borrower, ~~and a Canadian Borrower may not request a Swingline Loan that is a Eurocurrency Loan denominated in Canadian Dollars (nor may the Company or any other Person request such a Swingline Loan that is a Eurocurrency Loan on behalf of a Canadian Borrower in Canadian Dollars)~~ but, for the avoidance of doubt, a Canadian Borrower may request a Eurocurrency Swingline Loan denominated in any Agreed Currency other than Canadian Dollars.

(b)       To request a Swingline Loan, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (i) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower), not later than 12:00 noon, New York City shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the relevant Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such LC Disbursement is made.

(f)            Obligations Absolute.          Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, ~~or~~ (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder, or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law)

suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                Disbursement Procedures. Each Issuing Bank for any Letter of Credit shall promptly examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)                Interim Interest. If any Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight ~~Foreign Currency~~ Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.

(i)                 Replacement and Resignation of Issuing Bank. (A) Any Issuing Bank may be replaced at any time by written agreement among the applicable Borrower, the Administrative Agent, the successor Issuing Bank and, unless the replaced Issuing Bank is a Defaulting Lender that is not responsive to a request for such written agreement after reasonable notice, the replaced Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by such successor Issuing Bank thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount and currency of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount and currency of such LC Disbursement, (iii) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(l)       LC Exposure Determination. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.07.Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof (which shall be the Term Loan Funding Date in the case of the Term Loans) solely by wire transfer of immediately available funds (i) in the case of Revolving Loans denominated in Dollars (other than a Designated Loan), by 2:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) in the case of each Revolving Loan denominated in a Foreign Currency (other than Swiss Francs) and Designated Loans, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and at such Applicable Payment Office for such currency, (iii) in the case of each Revolving Loan denominated in Swiss Francs, by 8:00 a.m., Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and at such Applicable Payment Office for such currency, (iv) in the case of Term A-1 Loans, as provided in Section 2.01(b), (v) in the case of Term A-2 Loans, as provided in Section 2.01(c) and (vi) in the case of Swingline Loans, as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)       Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 2:30 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the ~~NYFRB~~applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation ~~(including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) (x~~or (ii) in the case of such Borrower ~~(other than a Canadian Borrower in respect of a Canadian Revolving Loan)~~, the interest rate applicable to ABR Loans ~~and (y)~~, in the case of ~~a Canadian Borrower in respect of a Canadian Revolving Loan, the interest rate~~Foreign Currencies, in accordance with such market practice, in each case, as applicable ~~to Canadian Base Rate Loans~~. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Subject to the provisions of this Section 2.08 and of Sections 2.13 and 2.14, (i) Loans ~~(other than Canadian Revolving Loans)~~ may be made or maintained only as ABR Loans or Eurocurrency Loans (provided that no ABR Loan shall be made to a Designated Foreign Subsidiary Borrower)~~,~~ and (ii) Swingline Loans may be made or maintained only as (w) an ABR Loan in the case of a Swingline Loan denominated in Dollars (other than a Designated Swingline Dollar Loan), (x) a Eurocurrency Loan in the case of a Eurocurrency Swingline Loan denominated in any Foreign Currency (for the avoidance of doubt, other than a Canadian Swingline Loan), (y) a Canadian Base Rate Loan in the case of a Canadian Swingline Loan or (z) a Eurocurrency Loan in the case of any Designated Swingline Dollar Loan~~, and (iii) Canadian Revolving Loans may be made or maintained only as BA Equivalent Loans~~.

(b)         Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing ~~or a BA Equivalent Revolving Borrowing~~, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing ~~or a BA Equivalent Borrowing~~, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(c)         To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice in the case of a Borrowing denominated in Dollars (other than Designated Loans) or ~~a Canadian Revolving Borrowing or~~ by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency ~~(other than a Canadian Revolving Borrowing)~~ or a Designated Loan) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans ~~or BA Equivalent Loans~~ that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(d)          Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)       the name of the applicable Borrower ~~and~~, the Agreed Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii), (iv) and (v) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        in the case of a Eurocurrency Borrowing, whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

~~(iv)    in the case of a Canadian Revolving Borrowing, stating that the resulting Borrowing is to be a BA Equivalent Borrowing; and~~

(iv)       ~~(v)~~ if the resulting Borrowing is a Eurocurrency Borrowing ~~or a BA Equivalent Borrowing~~, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing ~~or a BA Equivalent Borrowing~~ but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Borrowing, then the applicable Borrower (or, as applicable, the Company) shall be deemed to have selected Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in Dollars, an ABR Borrowing, (B) in the case of a Borrowing denominated in Canadian Dollars, a Eurocurrency Borrowing bearing interest at the Adjusted CDOR Rate, (C) in the case of a Borrowing denominated in euros, a Eurocurrency Borrowing bearing interest at the Adjusted EURIBO Rate, (D) in the case of a Borrowing denominated in Swiss Francs or Pounds Sterling, the appropriate Type of RFR Borrowing, and (E) in the case of a Borrowing denominated in Japanese Yen, a Eurocurrency Borrowing bearing interest at the Adjusted TIBO Rate.

(e)                Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(f)                 If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing ~~or a BA Equivalent Borrowing~~denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period ~~(i) in the case of a Eurocurrency Borrowing denominated in Dollars (other than Designated Loans),~~ such Borrowing shall be converted to an ABR Borrowing~~, (ii) in the case of~~ at the end of such Interest Period. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing denominated in a Foreign Currency~~, or a Designated Loan, in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request~~ prior to the ~~third (3rd) Business Day preceding the~~ end of ~~such~~the Interest Period~~, such~~ therefor, then, unless such Eurocurrency Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Eurocurrency Borrowing shall automatically ~~continue~~be continued as a Eurocurrency Borrowing in ~~the same~~its original Agreed Currency with an Interest Period of one month ~~unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11 and (iii) in the case of a BA Equivalent Borrowing, in respect of which the applicable Canadian Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding~~at the end of such Interest Period~~, such Borrowing shall automatically continue as a BA Equivalent Borrowing with an Interest Period of one month unless such BA Equivalent Borrowing is or was repaid in accordance with Section 2.11~~. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as ~~an~~such Event of Default is continuing (i) no outstanding ~~Revolving~~ Borrowing ~~denominated in Dollars (other than a Designated Loan)~~ may be converted to or continued as a Eurocurrency Borrowing~~,~~ and (ii) unless repaid, (x) each Eurocurrency ~~Revolving~~ Borrowing denominated in Dollars ~~(other than a Designated Loan)~~ shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto ~~but without duplication for interest payments made by any Borrower on such amount, (iii) unless repaid,~~and (y) each Eurocurrency ~~Revolving~~ Borrowing denominated in a Foreign Currency~~, and each Designated Loan, shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month and (iv) unless repaid, each BA Equivalent Borrowing shall automatically be continued as a BA Equivalent Borrowing with an Interest Period of one month.~~ shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in any Foreign Currency shall, at the option of the Company, either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period therefor or (B) prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Loan, such Borrower shall be deemed to have elected clause (A) above.

SECTION 2.09.Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term A-1 Loan Commitments and the Term A-2 Loan Commitments shall terminate on the Term Loan Commitment Expiration Date and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b)                The Company may at any time terminate, or from time to time reduce, the Revolving Commitments, the Term A-1 Loan Commitments and/or the Term A-2 Loan Commitments; provided that (i) each reduction of the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments, as applicable, shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c)                The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments

A-2 Loan Installment Date”): (y) on the last day of the first calendar quarter ending following the Term Loan Funding Date and on the last day of each of the seven calendar quarters ending immediately after such first calendar quarter, 1.25% of the aggregate principal amount of the Term A-2 Loans actually funded on the Term Loan Funding Date (such amount, the “Term A-2 Loan Funded Amount”); and (y) on the last day of the ninth calendar quarter ending following the Term Loan Funding Date and on the last day of each calendar quarter ending after such ninth calendar quarter, 1.875% of the Term A-2 Loan Funded Amount (in each of the foregoing cases, as adjusted from time to time pursuant to Section 2.11(a)). To the extent not previously repaid, all unpaid Term A-2 Loans shall be paid in full in Dollars by the Company on the Term A-2 Loan Maturity Date.

   (iv)       It is acknowledged and agreed by all parties to this Agreement that the Term A-1 Loans and Term A-2 Loans were paid in full prior to the Amendment No. 6 Effective Date and that all references in this Agreement or any other Loan Document to such Term Loans shall have no further force or effect as of the Amendment No. 6 Effective Date.

(b)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form attached hereto as Exhibit I-1 or Exhibit I-2, as applicable. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11.Prepayment of Loans.

(a)       Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to break funding payments required by Section 2.16) subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline

Loan, the Swingline Lender) in writing of any prepayment hereunder (i) ((x) in the case of prepayment of a Eurocurrency Borrowing denominated in Dollars ~~or a BA Equivalent Revolving Borrowing~~, euro, Japanese Yen or Canadian Dollars, not later than ~~11:00 a.m., Local Time~~12:00 noon, New York City time, three (3) Business Days before the date of prepayment ~~or~~and (y) in the case of ~~a~~ prepayment of ~~a Eurocurrency Revolving~~an RFR Borrowing denominated in ~~a Foreign Currency, four (4~~Pounds Sterling or Swiss Francs, not later than 12:00 noon, New York City time, five (5) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Local Time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term A-1 Loan Borrowing shall be applied ratably to the Term A-1 Loans as directed by the Company and each voluntary prepayment of a Term A-2 Loan Borrowing shall be applied ratably to the Term A-2 Loans as directed by the Company. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments to the extent required pursuant to Section 2.16.

(b)       If (i) at any time, other than as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments or (ii) at any time determined pursuant to Section 2.04, solely as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the aggregate Revolving Commitments, the Company shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of the Total Revolving Credit Exposure (so calculated) to be less than or equal to the aggregate Revolving Commitments.

SECTION 2.12.Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving

Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day ~~but excluding~~and the last day~~).~~ of each quarterly period referred to above but excluding the later of (i) the date on which the Revolving Commitments terminate and (ii) with respect to each Lender, if such Lender’s Revolving Commitments have terminated but such Lender retains Revolving Credit Exposure, the date on which such Lender ceases to have any Revolving Credit Exposure).

(b)                The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Standby Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure in respect of Standby Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Standby Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Standby Letters of Credit, (ii) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Commercial Letters of Credit, which shall accrue at the Applicable Rate applicable to Commercial Letters of Credit on the average daily Dollar Amount of such Lender’s LC Exposure in respect of Commercial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Commercial Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Commercial Letters of Credit and (iii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand (or such later time specified in any invoice delivered to the Company with respect thereto or otherwise agreed to by the relevant Issuing Bank). All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c)                The Company agrees to pay to the Administrative Agent for the account of each Term A-1 Lender, a ticking fee of 0.15% per annum on the amount of such Term A-1 Lender’s Term A-1 Loan Commitment (as such amount shall be adjusted to give effect to any voluntary reductions of the Term A-1 Loan Commitments in accordance with the terms of Section 2.09(c)), which ticking fee shall accrue during the period commencing on the date that is 60 days after the

Effective Date and ending on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-1 Loan Commitments. Ticking fees payable in respect of the Term A-1 Loan Commitments accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-1 Loan Commitments. The Company agrees to pay to the Administrative Agent for the account of each Term A-2 Lender, a ticking fee of 0.15% per annum on the amount of such Term A-2 Lender’s Term A-2 Loan Commitment (as such amount shall be adjusted to give effect to any voluntary reductions of the Term A-2 Loan Commitments in accordance with the terms of Section 2.09(c)), which ticking fee shall accrue during the period commencing on the date that is 60 days after the Amendment No. 1 Effective Date and ending on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-2 Loan Commitments. Ticking fees payable in respect of the Term A-2 Loan Commitments accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-2 Loan Commitments. All ticking fees payable under this Section 2.12(c) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)               The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent from time to time.

(e)                All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, participation fees and ticking fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances (except, in the case of demonstrable error in the calculation of such fees, the excess of the fees paid in respect of such erroneous calculation over the correctly calculated amount of such fees). Notwithstanding anything to the contrary herein or in any other Loan Document, each Foreign Subsidiary Borrower shall severally and not jointly pay fees owed by it pursuant to this Section 2.12 and no Foreign Subsidiary Borrower shall be responsible for any other Borrower’s failure to pay any fees due hereunder.

SECTION 2.13.Interest. (a) (i) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in Dollars other than a Designated Swingline Dollar Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Revolving Loans. (ii) Each Eurocurrency Swingline Loan denominated in any Foreign Currency (for the avoidance of doubt, other than a Canadian Swingline Loan) and each Designated Swingline Dollar Loan shall bear interest at the Eurocurrency Swingline Rate. (iii) Each Canadian Swingline Loan shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Base Rate Borrowings.

(b)                [Intentionally Omitted].

(c)                The Loans comprising each Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) shall bear interest at the Adjusted LIBO Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate or the Adjusted CDOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate for Eurocurrency Revolving Loans.

(d)                ~~The Loans comprising each BA Equivalent Borrowing~~Each RFR Loan shall bear interest at ~~the BA Rate for the Interest Period in effect for such Borrowing~~a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.

(e)                Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due (after the expiration of any applicable grace period set forth in Article VII), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(f)                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g)                ~~All interest~~Interest computed by reference to the LIBO Rate, the EURIBO Rate or Daily Simple SOFR with respect to Swiss Francs hereunder shall be computed on the basis of a year of 360 days~~, except that (i)(A) interest~~. Interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBOR Rate, the CDOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate ~~and (B) interest computed by reference to the CDOR Screen Rate, in each case of the foregoing clauses (A) and (B)~~ shall be computed on the basis of a year of 365 days (or 366 days in a leap year)~~, (ii) interest for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days and (iii) interest for Canadian Revolving Borrowings shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in~~. In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Canadian ~~Base~~Prime Rate, Adjusted LIBO Rate, LIBO Rate ~~or BA Equivalent Rate~~, Adjusted EURIBO Rate, EURIBO Rate Adjusted TIBO Rate, TIBO Rate Adjusted CDOR Rate, CDOR Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(h)                For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by a Canadian Borrower is to be calculated on the basis of a 360-, 365- or 366-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

~~(a)       If, on the earlier of a Quotation Day and two (2) Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing or a BA Equivalent Borrowing:~~

(a)       Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14:

(i)                 ~~(x)~~          if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Eurocurrency Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate ~~or~~, the LIBO Rate, ~~as applicable~~the Adjusted EURIBO Rate, the EURIBO Rate, the Adjusted TIBO Rate, the TIBO Rate, the Adjusted CDOR Rate, the CDOR Rate (including~~, without limitation,~~ because the ~~LIBOR~~Relevant Screen Rate is not available or published on a current basis), for ~~a Loan in~~ the applicable ~~currency or~~Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable ~~Interest Period;~~Agreed Currency, provided that, in each case, that such Benchmark (which the Administrative Agent has determined cannot be ascertained by adequate and reasonable means) has not been replaced by a Benchmark Replacement pursuant to Section 2.14(b); or

~~(y)         the Administrative Agent shall seek to determine the applicable LIBO Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing pursuant to the definition of “LIBO Rate”, such LIBO Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, then the LIBO Rate shall be the Reference-- Bank Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference-- Bank Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing; or in the case of a BA Equivalent Borrowing, that adequate and reasonable means do not exist for ascertaining the BA Rate for such Interest Period; or~~

(ii)               ~~(z)~~          if the Administrative Agent is advised by the Required Lenders that (~~i~~A) ~~in the case of a~~prior to the commencement of any Interest Period for a Eurocurrency Borrowing, the Adjusted LIBO Rate ~~or~~, the LIBO Rate, the Adjusted EURIBO Rate, the EURIBO Rate, the Adjusted TIBO Rate, the TIBO Rate, the Adjusted CDOR Rate or the CDOR Rate, as applicable, for ~~a Loan in~~ the applicable ~~currency or for~~Agreed Currency and such Interest Period~~, or (ii) in the case of a BA Equivalent Borrowing, the BA Rate for such Interest Period, in either case~~ will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period~~;~~ or (B) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing or an RFR Borrowing for the relevant rate above in a Foreign Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Eurocurrency Loan or RFR Loan in any Agreed Currency is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Eurocurrency Loan or RFR Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (1) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day), such Eurocurrency Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (2) if such Eurocurrency Loan is denominated in any Agreed Currency other than Dollars, then such Eurocurrency Loan shall, on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in any Agreed Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time or (3) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at such Borrower’s election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (y) be prepaid in full immediately.

(b)              Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th ) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)                Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.

(d)               In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)                The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f)                 Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, the LIBO Rate, the EURIBO Rate, the TIBO Rate or the CDOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)             Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Eurocurrency Borrowing or RFR Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any request for a Eurocurrency Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any request for a Eurocurrency Borrowing or an RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Eurocurrency Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (i) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day), such Eurocurrency Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Eurocurrency Loan is denominated in any Agreed Currency other than Dollars, then such Eurocurrency Loan shall, on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in any Agreed Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at such Borrower’s election, shall either (A) be converted into

ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

~~then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist,~~

~~(A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and, unless repaid, such Borrowing shall:~~

~~(i) in the case of a Eurocurrency Borrowing denominated in Dollars (other than a Designated Loan), be continued as or converted to an ABR Borrowing;~~

~~(ii) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency and a Designated Loan, such Eurocurrency Borrowing, at the option of the applicable Borrower, (i) be repaid on the last day of the then current Interest Period applicable thereto or (ii) be continued at the a rate equal to the rate determined by the Administrative Agent in its reasonable discretion and consented to in writing by the Company and the Required Lenders (the “Alternative Rate”);~~

~~(B) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a BA Equivalent Borrowing, such Borrowing shall, at the option of the applicable Borrower, (i) be repaid on the last day of the then current Interest Period applicable thereto or (ii) be continued at the Alternative Rate;~~

~~(C) any Borrowing Request that requests a Eurocurrency Borrowing in Dollars (other than a designated Loan) shall be made as an ABR Borrowing:~~

~~(D) any Borrowing Request that requests a Eurocurrency Borrowing in a Foreign Currency or a Designated Loan, shall be deemed to be, at the option of the applicable Borrower, (i) ineffective or (ii) made as a Eurocurrency Borrowing, the LIBO Rate for which shall be equal to the Alternative Rate; and~~

~~(E) any Borrowing Request that requests a BA Equivalent Borrowing shall be deemed to be, at the option of the applicable Borrower, (i) ineffective or (ii) a Borrowing Request for a Borrowing at the Alternative Rate (provided that, for the avoidance of doubt, nothing herein shall preclude the applicable Borrower from requesting a Canadian Swingline Loan in accordance with the terms of this Agreement);~~

~~provided, that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.~~

~~(b)       Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i)~~

~~the circumstances set forth in Section 2.14(a)(x) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(a)(x) have not arisen but any of (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.14(b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBOR Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then such request shall be ineffective.~~

SECTION 2.15.Increased Costs. (a) If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other ~~assessment~~similar assessments) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate or the Adjusted CDOR Rate, as applicable) or any Issuing Bank;

(ii)               impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other the case may be, the amount shown as due on any such certificate within ~~fifteen~~thirty (~~15~~30) days after receipt thereof.

(d)       Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.            Break Funding Payments.

(a)       ~~SECTION 2.16. Break Funding Payments. In~~With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any Eurocurrency Loan ~~or BA Equivalent Loan~~ other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (~~bii~~) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert, continue or prepay any Eurocurrency ~~Loan or BA Equivalent~~ Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or, (div) the assignment of any Eurocurrency Loan ~~or BA Equivalent Loan~~ other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(d) or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (~~i~~x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate ~~or BA Equivalent~~, the Adjusted EURIBO Rate, the Adjusted TIBO Rate or the Adjusted CDOR Rate, as applicable, that would have been applicable to such Loan (but not the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (~~ii~~y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant ~~currency~~Agreed Currency of a comparable amount and period from other banks in the ~~eurocurrency market or the Canadian bank market, as~~ applicable offshore market for such Agreed Currency, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any amounts under this Section 2.16 incurred more than 180 days prior to the date that such Lender notifies the Company of such amount and of such Lender’s intention to claim compensation therefor.

(b)       With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(d) or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any amounts under this Section 2.16 incurred more than 180 days prior to the date that such Lender notifies the Company of such amount and of such Lender’s intention to claim compensation therefor.

SECTION 2.17.Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of , Other Taxes.

(c)                Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                Indemnification by the Loan Parties. Without duplication of Section 2.17(a), the applicable Loan Party shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or

“representative member” to have the same meaning as in the Value Added Tax Act 1994 or such similar or equivalent concept or entity as may be provided under similar or equivalent legislation in any jurisdiction other than the United Kingdom).

(x)       In relation to any supply made by a Credit Party to any Party under a Loan Document, if reasonably requested by such Credit Party, that Party must promptly provide such Credit Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16, 2.17 or 2.17A, or otherwise) prior to (i) in the case of payments denominated in Dollars (other than in respect of Designated Loans), 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency or in respect of Designated Loans, ~~12:00 noon, Local~~at the Applicable Time specified by the Administrative Agent, in the city of the Administrative Agent’s Applicable Payment Office for such currency or Designated Loan (as applicable), in each case on the date when due, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency or a Designated Loan, the Administrative Agent’s Applicable Payment Office for such currency or Designated Loan (as applicable), except payments to be made directly to any Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, 2.17A and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)                If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                [Intentionally Omitted].

(d)                If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)                Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).~~applicable Overnight Rate.

(f)                 If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any

(y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.10 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan ~~or BA Equivalent Loan~~, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the Term Loans, (b) shall not mature earlier than the Revolving Credit Maturity Date or the Term A-1 Loan Maturity Date (but may have amortization and mandatory prepayments prior to such date) and (c) shall be treated substantially the same (as reasonably determined by the Company and the Administrative Agent) as (and in any event no more favorably than) the Revolving Loans and the Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Revolving Credit Maturity Date and the Term A-1 Loan Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Revolving Credit Maturity Date and the Term A-1 Loan Maturity Date and (ii) the Incremental Term Loans may have different pricing and economics (including, without limitation, with respect to upfront fees, original issue discount, premiums, and interest rate) than the Revolving Loans and the Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21.[Intentionally Omitted].

SECTION 2.22.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any

Agent shall notify the Company and the Lenders of the Term Loan Trigger Date, and such notice shall be conclusive and binding.

SECTION 4.03.Each Credit Event. The obligation of each Lender to make a Loan (other than (i) a Term Loan (which shall only be subject to the conditions set forth in Section 4.02) and (ii) an Acquisition-Related Incremental Term Loan made in accordance with, and subject to the terms and conditions of, Section 2.20) on the occasion of any Borrowing, and of the Issuing Banks to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date such Loan is made or the date of issuance, amendment or extension of such Letter of Credit, as applicable (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(b)                At the time of and immediately after giving effect to the making of a Loan on the date of such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

~~(c)       At the time of and immediately after giving effect to the making of a Loan on the date of such Borrowing (including the application of proceeds thereof), the aggregate amount of unrestricted and unencumbered cash and cash equivalents of the Company and its Subsidiaries shall not exceed (i) for the period from and after February 2, 2021 through and including June 30, 2021, $500,000,000 and (ii) for the period from and after July 1, 2021, $350,000,000; provided that such amount may be exceeded to the extent that the Company will require such excess amount to effect acquisitions or other investments or make other payments in respect of other general corporate purposes, in each case within ten (10) Business Days after the date such Loan is made.~~

The making of a Loan (other than (i) a Term Loan and (ii) an Acquisition-Related Incremental Term Loan made in accordance with, and subject to the terms and conditions of, Section 2.20) on the occasion of any Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a)~~,~~ and (b) ~~and (c)~~ of this Section.

SECTION 4.04.Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a)                Copies, certified by the Secretary or Assistant Secretary of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b)                An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary

(aa) other Liens securing liabilities or assignments of rights to receive income in an aggregate amount at any time outstanding not to exceed ~~(x) during the Covenant Relief Period, $50,000,000 and (y) following the termination of the Covenant Relief Period, the~~the greater of (i) $150,000,000 and (ii) 15% of Consolidated Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding; provided that, for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred if, at the time of the creation, incurrence, assumption or initial existence thereof, such Liens were permitted to be incurred pursuant to this clause (aa) notwithstanding a decrease after such time in the basket amount permitted under this clause (aa) as a result of a decrease in Consolidated Tangible Assets;

(bb) Liens on property or assets deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement with respect to the Specified Senior Notes Indebtedness prior to the consummation of the Bengal Acquisition (or during the period from the Effective Date until the date that is 90 days after the termination of the Bengal Acquisition Agreement); and

(cc) Liens on property or assets deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging or otherwise acquiring or retiring Indebtedness.

SECTION 6.02.Acquisitions. The Company will not, and will not permit any Subsidiary to, acquire (in one or a series of transactions) all of the capital stock or equity interests or all or substantially all of the assets of any Person, unless (i) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom and (ii) if the aggregate amount invested (including assumed debt) is greater than $375,000,000, relevant financial information, statements and projections reasonably requested by the Administrative Agent in respect of the Company and its Subsidiaries as of the end of the most recent fiscal quarter for the four fiscal quarters most recently ended giving effect to the acquisition of the company or business pursuant to this Section 6.02 are delivered to the Administrative Agent not less than five (5) Business Days prior to the consummation of any such acquisition or series of acquisitions, together with a certificate of a Responsible Officer of the Company delivered to the Lenders demonstrating pro forma compliance with Section 6.10 after giving effect to such acquisition or series of acquisitions; provided that notwithstanding anything to the contrary set forth in this Section 6.02, it is hereby understood and agreed that the Bengal Acquisition is permitted under this Section 6.02 and is not subject to the requirements set forth in the foregoing clauses (i) and (ii).

SECTION 6.03.Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist, any Indebtedness, except:

(a)                Indebtedness under the Loan Documents;

(b)                Indebtedness that (i) is outstanding on the Effective Date that is less than $2,000,000 individually or $15,000,000 in the aggregate or (ii) arises or is incurred under agreements listed on Schedule 6.03, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium purchases, redemptions or other acquisitions of Equity Interests of the Company or its Subsidiaries held by such Persons (including to pay for the taxes payable by such Persons in connection with a grant or award of Equity Interests of the Company or its Subsidiaries or upon the vesting thereof) and (ii) repurchase Equity Interests issued to current or former employees, officers, directors or managers upon death, disability or termination of employment of such person or pursuant to the terms of any subscription, stockholder or other agreement or plan approved by Company’s or such Subsidiary's board of directors (or any committee thereof); and

~~(e) solely during the Covenant Relief Period, the Company may declare and pay during each of the Company’s 2020 fiscal year, 2021 fiscal year and 2022 fiscal year, its regularly scheduled cash dividends to its stockholders (x) with respect to the Company’s 2020 fiscal year, in an amount up to and including $0.85 per share, (y) with respect to the Company’s 2021 fiscal year, in an amount consistent with the aggregate amount of dividends paid in the Company’s 2020 fiscal year plus an additional amount equal to $0.02 per share in excess of the aggregate amount paid in the Company’s 2020 fiscal year pursuant to the foregoing clause (x) and (z) with respect to the Company’s 2022 fiscal year, in an amount consistent with the aggregate amount of dividends paid in the Company’s 2021 fiscal year plus an additional amount equal to $0.01 per share in excess of the aggregate amount paid in the Company’s 2021 fiscal year pursuant to the foregoing clause (y); provided that (i) the Company is in compliance with the Leverage Ratio set forth in Section 6.10(a) (calculated as of the end of the immediately preceding fiscal quarter for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or (b)) on a pro forma basis immediately after giving effect to such payment and the incurrence of any Indebtedness incurred to make such payment and (ii) immediately after giving effect to such payment, no Event of Default would exist;~~

~~(f) solely during the Covenant Relief Period, the Company may declare and pay each dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash, provided that (i) on a pro forma basis, immediately after giving effect to such proposed action in this clause (f) and the incurrence of any Indebtedness incurred to take any such proposed action in the clause (f) the Leverage Ratio (calculated as of the end of the immediately preceding fiscal quarter for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or (b)) is less than or equal to 3.50 to 1.00 and (ii) immediately after giving effect to such proposed action in this clause (f), no Event of Default would exist; and~~

(e)       ~~(g) solely following the termination of the Covenant Relief Period,~~ the Company may declare and pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; provided that (i) the Company is in compliance with the Leverage Ratio set forth in Section 6.10(a) (calculated as of the end of the immediately preceding fiscal quarter for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or (b)) on a pro forma basis immediately after giving effect to such proposed action in this clause (~~g~~e) and the incurrence of any Indebtedness incurred to take any such proposed action in this clause (~~g~~e) and (ii) immediately after giving effect to such proposed action in this clause (~~g~~e), no Event of Default would exist.

SECTION 6.06.Change in Nature of Business. The Company will not, and will not permit any of its Subsidiaries to, enter into any material line of business if, after giving effect thereto, the business of the Company and its Subsidiaries, taken as a whole, would be substantially different from the accounts associated with such agreement, or the proceeds thereof and does not extend to any other asset or property of the Company or such Subsidiary or the assets or property of any other Subsidiary;

(j)                 (A) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Material Subsidiary not otherwise prohibited by this Agreement (so long as such limitation or restriction applies only to the property or assets subject to such transfer, agreement to transfer, option, right or Lien), (B) contained in mortgages, pledges or other security agreements securing Indebtedness of a Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Subsidiary, (D) pursuant to customary provisions in any swap or derivative transactions (including any Swap Agreement), (E) pursuant to customary provisions in leases or licenses of intellectual property (or in other contracts governing intellectual property rights) and other similar agreements entered into in the ordinary course of business, (F) pursuant to customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Company and its Subsidiaries to meet their ongoing obligations or (G) on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(k)                customary restrictions and conditions contained in the document relating to Liens permitted under this Agreement, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.08; or

(l)                 customary restrictions required by, or arising by operation of law under, applicable law, rule or regulation to the extent contained in a document relating to the Equity Interests or governance of any Foreign Subsidiary that is not a Borrower.

SECTION 6.09.Use of Proceeds. The Company will not, and will not permit any Subsidiary to, use the proceeds of any Loans or Letters of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, in violation of Regulation U of the Board.

SECTION 6.10.Financial Covenants.

(a)       Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the last day of each of its fiscal quarters ending on and after ~~September~~June 30, ~~2019~~2021, of (i) (x) Consolidated Indebtedness minus (y) the Liquidity Amount, in each case as of the last day of such fiscal quarter to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.50 to 1.00; provided that ~~(x)~~ the Company may, by written notice to the Administrative Agent for distribution to the Lenders (which notice may be in the compliance certificate delivered by the Company pursuant to Section 5.01(c) for the applicable fiscal quarter) and not more than twice during the term of this Agreement, elect to increase the maximum Leverage Ratio to 4.00 to 1.00 for a period of three (3) consecutive fiscal quarters in connection with an acquisition that involves the payment of consideration by the Company and/or its Subsidiaries in excess of

$75,000,000 occurring during the first of such three fiscal quarters (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), the Company may not elect an Adjusted Covenant Period for at least two (2) full fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding clause (x) for a new period of three (3) consecutive fiscal quarters. For purposes of calculations under this Section 6.10(a), Consolidated Indebtedness shall not include 75% of the principal amount of any mandatorily convertible unsecured bonds, debentures, preferred stock or similar instruments in a principal amount not to exceed $500,000,000 in the aggregate during the term of this Agreement which are payable in no more than three years (whether by redemption, call option or otherwise) solely in common stock or other common equity interests.

~~Notwithstanding the foregoing, the following change shall be automatically deemed to be made to Section 6.10(a) on, and with effect as of, the date on which (1) a change that is the substantial equivalent of the following change is made to the corresponding provision of both the “LG Facility Agreement” and the “Shelf Agreement”, in each case as defined in the Company’s most recent applicable filings with the SEC and (2) the Administrative Agent shall have received from the Company an executed copy of each such amendment making such conforming change, in each case such amendment being confirmed by the Company in writing to be effective:~~

~~A new sentence will be added to the end of Section 6.10(a) as follows:~~

~~“For purposes of calculations under this Section 6.10(a), prior to the consummation of the Bengal Acquisition (or during the period from the Effective Date until the date that is 90 days after the termination of the Bengal Acquisition Agreement), Consolidated Indebtedness shall not include Specified Senior Notes Indebtedness; provided that (a) the release of the proceeds of the Specified Senior Note Indebtedness to the Company and its Subsidiaries is contingent upon the consummation of the Bengal Acquisition and, pending such release, such proceeds are held in escrow (and, if the Bengal Acquisition Agreement is terminated prior to the consummation of the Bengal Acquisition or if the Bengal Acquisition is otherwise not consummated by the date specified in the Specified Senior Notes Indenture, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of the Specified Senior Notes Indebtedness) or (b) the Specified Senior Notes Indenture contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits the Specified Senior Notes Indebtedness to be redeemed or prepaid if the Bengal Acquisition is not consummated by the date specified in the Specified Senior Notes Indenture (and if the Bengal Acquisition Agreement is terminated in accordance with its terms prior to the consummation of the Bengal Acquisition or the Bengal Acquisition is otherwise not consummated by the date specified in the Specified Senior Notes Indenture, the Specified Senior Notes Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).”~~

~~Notwithstanding the foregoing, the following change shall be automatically deemed to be made to Section 6.10(a) on the date on which (1) a change that is the substantial equivalent of the following change is made to the corresponding provision of both the “LG Facility Agreement” and the “Shelf Agreement”, in each case as defined in the Company’s most recent applicable filings with the SEC and (2) the Administrative Agent shall have received from the Company an executed copy of each such amendment making such conforming change, in each case such amendment being confirmed by the Company in writing to be effective:~~

~~The first sentence of Section 6.10(a) shall be restated in its entirety, effective as of December 31, 2019, as follows:~~

~~“The Company will not permit the ratio (the “Leverage Ratio”), determined as of the last day of each of its fiscal quarters ending on and after December 31, 2019, of (i) (x) Consolidated Indebtedness minus (y) the Liquidity Amount, in each case as of the last day of such fiscal quarter to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than (A) 4.50 to 1.00 for the fiscal quarters ending December 31, 2019 and March 31, 2020, (B) 4.25 to 1.00 for the fiscal quarter ending June 30, 2020, (C) 4.00 to 1.00 for the fiscal quarter ending September 30, 2020, (D) 3.75 to 1.00 for the fiscal quarter ending December 31, 2020 and (E) 3.50 to 1.00 for the fiscal quarter ending March 31, 2021 and each fiscal quarter ending thereafter; provided that the Company may, on or after January 1, 2021, by written notice to the Administrative Agent for distribution to the Lenders (which notice may be in the compliance certificate delivered by the Company pursuant to Section 5.01(c) for the applicable fiscal quarter) and not more than once during the term of this Agreement, elect to increase the maximum Leverage Ratio to 4.00 to 1.00 for a period of three (3) consecutive fiscal quarters in connection with an acquisition that involves the payment of consideration by the Company and/or its Subsidiaries in excess of $75,000,000 occurring during the first of such three fiscal quarters.”~~

~~Notwithstanding the foregoing, the following change shall be automatically deemed to be made to Section 6.10(a) on, and with effect as of, the date on which (1) a change that is the substantial equivalent of the following change is made to the corresponding provision of both the “LG Facility Agreement” and the “Shelf Agreement”, in each case as defined in the Company’s most recent applicable filings with the SEC and (2) the Administrative Agent shall have received from the Company an executed copy of each such amendment making such conforming change, in each case such amendment being confirmed by the Company in writing to be effective:~~

~~The first sentence of Section 6.10(a) shall be restated in its entirety as follows:~~

~~“The Company will not permit the ratio (the “Leverage Ratio”), determined as of the last day of each of its fiscal quarters ending on and after December 31, 2019, of (i) (x) Consolidated Indebtedness minus (y) the Liquidity Amount, in each case as of the last day of such fiscal quarter to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than (A) 4.50 to 1.00 for the fiscal quarters ending December 31, 2019 and March 31, 2020, (B) 4.75 to 1.00 for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, (C) 4.25 to 1.00 for the fiscal quarter ending June 30, 2021, (D) 4.00 to 1.00 for the fiscal quarter ending September 30, 2021, (E) 3.75 to 1.00 for the fiscal quarter ending December 31, 2021 and (F) 3.50 to 1.00 for the fiscal quarter ending March 31, 2022 and each fiscal quarter ending thereafter; provided that the Company may, on or after January 1, 2022, by written notice to the Administrative Agent for distribution to the Lenders (which notice may be in the compliance certificate delivered by the Company pursuant to Section 5.01(c) for the applicable fiscal quarter) and not more than once during the term of this Agreement, elect to increase the maximum Leverage Ratio to 4.00 to 1.00 for a period of three (3) consecutive fiscal quarters in connection with an acquisition that involves the payment of consideration by the Company and/or its Subsidiaries in excess of $75,000,000 occurring during the first of such three fiscal quarters.”~~

(b)       Minimum Interest Coverage Ratio. The Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the last day of each of its fiscal quarters ending on and after September 30, 2019, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the last day of such condition set forth in Article IV or elsewhere in any Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)       The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)       The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as their respective activities as the Administrative Agent.

(f)        Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Company (such consent not to be unreasonably withheld or delayed), provided that no consent of the Company shall be required if an Event of Default under clauses (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g)       Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any amendment thereof or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(h)       None of the Lenders, if any, identified in this Agreement as a Co-Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agents or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

(i)        The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(j)

(i)                 Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.01(j) shall be conclusive, absent manifest error.

(ii)               Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)             The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Loan Party for the purpose of satisfying an Obligation.

(iv)              Each party’s obligations under this Section 8.01(j) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.02.Posting of Communications.

(a)       The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)        Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01.Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below) or as otherwise permitted pursuant to Section 5.01 or 5.02, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                 if to any Borrower, to it c/o Hillenbrand, Inc., One Batesville Boulevard, Batesville, Indiana 47006 Attention of Theodore S. Haddad, Jr., Vice President and Treasurer (Telecopy No. 812-931-5209; Telephone No. 812-934-7251);

(ii)                if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars (other than Designated Loans) or in Canadian Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Chicago, Illinois 60603, Attention of Pastell Jenkins (Telecopy No. 888-292-9533)~~,~~ and (B) in the case of Borrowings denominated in Foreign Currencies ~~(other than Canadian Revolving Borrowings)~~ and Designated Loans, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360) and (C) ~~in the case of Canadian Revolving Borrowings~~for all other notices, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 9th Floor, Chicago, Illinois 60603, Attention of ~~Patricia Barcelona Schuldt (Telecopy No. 312 385 7101), and in each case with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 9th Floor, Chicago, Illinois 60603, Attention of Erik Barragan~~Christopher Salek (Telecopy No. (~~877~~312) ~~221~~429-~~4010~~4503);

(iii)              if to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Chicago, Illinois 60603, Attention of Susan Moy (Telecopy No. 312-256-2608) or Cassandra Groves (Telecopy No. 312-256-2608);

(iv)              if to the Swingline Lender, (A) in the case of Swing Line Loans denominated in Dollars (other than Designated Loans) or in Canadian Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Chicago, Illinois 60603, Attention of Pastell Jenkins (Telecopy No. 888-292-9533)~~,~~ and (B) in the case of Swing Line Loans denominated in Foreign Currencies (other than Canadian Swingline Loans) and Designated Loans, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44

207 777 2360) ~~and (C) in the case of Canadian Swingline Loans, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 9th Floor, Chicago, Illinois 60603, Attention of Patricia Barcelona Schuldt (Telecopy No. 312 385 7101)~~; and

(v)               if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)       Except as otherwise permitted pursuant to Section 5.01 or 5.02, notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)       Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)       Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the

Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)       Except as provided in Section 2.20 (with respect to an Incremental Term Loan Amendment or an additional Commitment), or in Section 2.25 (with respect to the extension of any Applicable Maturity Date), or as provided in Section 2.14(~~a) or (~~b), (c) and (d), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement owed to a Lender (including, without limitation, reduce the principal amount of any Term Loan due on any Term Loan Installment Date) or reduce the rate of interest thereon, or reduce any fees payable to a Lender hereunder, without the written consent of such Lender; provided that (x) neither (1) any amendment to the financial covenants or financial covenant definitions in this Agreement or (2) any amendment entered into pursuant to the terms of Section 2.14(~~a~~b), (c) or (~~b~~d) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any LC Disbursement or to reduce any fee payable hereunder and (y) that only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrowers to pay interest or fees at the applicable default rate set forth in Section 2.13(e), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (including, without limitation, any Term Loan Installment Date) owed to a Lender, or any interest thereon, or any fees payable to a Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment of a Lender, without the written consent of such Lender (other than with respect to the matters set forth in clauses (ii)(x) and (ii)(y) above), (iv) change Section 2.09(c) or Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in Section 2.20 on substantially the same basis as the Revolving Loans are included immediately prior to such Incremental Term Loan Amendment), (v) (x) waive any condition set forth in Section 4.03 in respect of the making of a Revolving Loan without the written consent of the Required Revolving Lenders or (y) waive any condition set forth in Section 4.02 in respect of the making of a Term Loan without the written consent of the Required Term Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02 or Section 4.03, as applicable) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.02 or Section 4.03, as applicable, for purposes of this Section 9.02), (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as applicable) (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included immediately prior to such Incremental Term Loan Amendment), or (vii) release the Company from its obligations under Article X or, except as permitted by Section 9.14, all or substantially applicable jurisdiction), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by (x) the Administrative Agent, (y) any Issuing Bank or (z) after the occurrence and during the continuation of any Event of Default, any Lender (solely in the case of the foregoing clause (z) in connection with such Event of Default) (which, for purposes of this clause (iii), in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary counsel and one local counsel in each applicable jurisdiction for the Administrative Agent and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest), in connection with the enforcement of its rights, or the Administrative Agent’s protection of rights, in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred by the Administrative Agent during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)       The Company shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (which, in the case of counsel, shall be limited to the fees, charges and disbursements of (x) one primary counsel and one local counsel in each applicable jurisdiction for the Administrative Agent, (y) one additional counsel, and one additional local counsel in each applicable jurisdiction, for all Lenders other than the Administrative Agent and (z) additional counsel for affected Lenders in light of actual or potential conflicts of interest) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any Loan Document, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions, (ii) any Loan or Letter of Credit or the actual or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether or not such claim, litigation, investigation or proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Parties, (y) the material breach by such Indemnitee or any of its Related Indemnified Parties of its express obligations under the applicable Loan Documents pursuant to a claim initiated by the Company or (z) any dispute solely among Indemnitees (not arising as a result of any act or omission by the Company or any of its Subsidiaries) other than claims against the Administrative Agent, any Issuing Bank, the Swingline Lender or any lead arranger or any bookrunner in its capacity as, or in fulfilling its role as, the Administrative Agent, an Issuing Bank, the Swingline Lender, a lead arranger, a bookrunner, an Issuing Bank or the Swingline

Lender or any similar role under this Agreement. As used above, “Related Indemnified Party” of an Indemnitee means (1) any Controlling Person or Controlled Affiliate of such Indemnitee, (2) the respective directors, officers or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (3) the respective agents, advisors and representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (3), acting on at the instructions of such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlling Person, Controlled Affiliate, director, officer or employee in this sentence pertains to a Controlling Person, Controlled Affiliate, director, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facilities evidenced by this Agreement. This Section 9.03(b) shall not apply with respect to Taxes or UK Taxes other than any Taxes or UK Taxes that represent losses, claims or damages arising from any non-Tax or non-UK Tax claim.

(c)                To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)                To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any ~~Indemnitee~~of the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties. To the extent permitted by applicable law, no ~~Indemnitee~~Lender-Related Person shall assert against any Loan Party and no Loan Party shall assert against any ~~Indemnitee~~Lender-Related Person, and each ~~Indemnitee~~Lender-Realted Person and each Loan Party hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Company’s indemnity obligations under Section 9.03(b) to any Indemnitee in respect of claims made by third parties for any special, indirect, consequential or punitive damages.

(e)                All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without

Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (unless such Letter of Credit has been cash collateralized in an amount equal to 105% of the face amount of such Letter of Credit in the manner described in Section 2.06(j) or the applicable Borrower provides a backup letter of credit in such amount and otherwise in form and substance acceptable to the relevant Issuing Bank and the Administrative Agent in their discretion) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 2.17A and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Electronic Execution; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and, except as provided in Section 1.05, supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, ~~e-mailed ..~~emailed pdf, or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent~~.~~ and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that no amounts attributable to a Foreign Subsidiary shall be set off against, or in any way reduce, any obligation of the Company or any Domestic Subsidiary, and provided further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the relevant Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender shall notify the Company and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.14.Releases of Subsidiary Guarantors.

(a)                A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)                Further, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is not or is no longer a Material Domestic Subsidiary.

(c)                At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other than Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the ~~NYFRB~~applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16.No Advisory or Fiduciary Responsibility. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations hereunder except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

HILLENBRAND, INC.,
as the Company

By:
Name:
Title:

HILLENBRAND LUXEMBOURG ~~S.À R.L~~INC.,
as a Subsidiary Borrower

By:
Name:
Title:

COPERION K-TRON (SCHWEIZ) GMBH,
as a Subsidiary Borrower

By:
Name:
Title:

HILLENBRAND SWITZERLAND GMBH,
as a Subsidiary Borrower

By:
Name:
Title:

BATESVILLE CANADA ~~LTD.~~ULC,
as a Subsidiary Borrower

By:
Name:
Title:

Signature Page to Third Amended and Restated Credit Agreement
Hillenbrand, Inc. et al

~~JEFFREY RADER CANADA COMPANY,~~
~~as a Subsidiary Borrower~~
~~By:~~
~~Name:~~
~~Title:~~
ROTEX EUROPE LTD,
as a Subsidiary Borrower

By:
Name:
Title:

COPERION GMBH,
as a Subsidiary Borrower

By:
Name:
Title:

HILLENBRAND GERMANY HOLDING GMBH,
as a Subsidiary Borrower

By:
Name:
Title:

Signature Page to Third Amended and Restated Credit Agreement
Hillenbrand, Inc. et al

EXHIBIT B-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603
Attention: Pastell Jenkins
Facsimile: (888) 292-9533]1

With a copy to:

10 South Dearborn, 9th Floor

Chicago, Illinois 60603

Attention: ~~Erik Barragan~~Christopher Salek

~~Facsimile: (877) 221 4010~~

Facsimile: (312) 429-4503

Re: Hillenbrand, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated August 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hillenbrand, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a [Term A-1 Loan] [Term A-2 Loan] [Revolving] Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such [Term A-1 Loan] [Term A-2 Loan] [Revolving] Borrowing requested hereby:

1.	Name of Borrower:

2.	The requested Borrowing is in respect of the [Term A-1 Loan][Term A-2 Loan][Revolving] Commitment

1 If request is in respect of Revolving Loans in a Foreign Currency (other than ~~a~~ Canadian ~~Revolving Loan~~Dollars) or a Designated Loan, replace this address with the London address from Section 9.01(a)(ii)~~, and if request is in respect of Canadian Revolving Loans, replace this address with the Toronto address from Section 9.01(a)(ii))~~.

3.	Aggregate principal amount of Borrowing:[2] $

4.	Date of Borrowing (which shall be a Business Day):

5.	Type of Borrowing (ABR or Eurocurrency ~~or, in the case of a Canadian Revolving Borrowing, BA Equivalent)~~: _________

6.	Interest Period and the last day thereof (if a Eurocurrency Borrowing ~~or a BA Equivalent Borrowing~~):[3]

7.	Agreed Currency: ________

8.	Location and number of the applicable Borrower’s account or any other account agreed upon by the Administrative Agent and such Borrower to which proceeds of Borrowing are to be disbursed: ________

[Signature Page Follows]

2 Not less than applicable amounts specified in Section 2.02(c).

3 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

EXHIBIT B-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603
Attention: Pastell Jenkins
Facsimile: (888) 292-9533]1

Re: Hillenbrand, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated August 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hillenbrand, Inc. (the “Company”), the Subsidiary Borrowers party thereto from time to time, the financial institutions party thereto from time to time as Lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing [Term A-1 Loan][Term A-2 Loan][Revolving] Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such [conversion][continuation] requested hereby:

1.                  List Borrower, date, Type, Class, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing: _________

2.                  Aggregate principal amount of resulting Borrowing: _________

3.                  Effective date of interest election (which shall be a Business Day): ________

4.                  Type of Borrowing (ABR or Eurocurrency ~~or, in the case of a Canadian Revolving Borrowing, BA Equivalent~~): _________

1 If request is in respect of Revolving Loans in a Foreign Currency (other than ~~a~~ Canadian ~~Revolving Loan~~Dollars) or a Designated Loan, replace this address with the London address from Section 9.01(a)(ii)~~, and if request~~

5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing ~~or a BA Equivalent Borrowing~~):[2] ________

6.	Agreed Currency:

[Signature Page Follows]

~~is in respect of Canadian Revolving Loans, replace this address with the Toronto address from Section 9.01(a)(ii))~~.

2 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.